Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-235713

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 16, 2020)

$37,500,000

5.75% Fixed-to-Floating Rate Subordinated Notes due 2030

We are offering $37,500,000 aggregate principal amount of 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030, which are referred to herein as the “Offered Notes.”

The Offered Notes are being offered as additional notes under the Indenture (as defined herein) pursuant to which we previously issued $60,000,000 aggregate principal amount of our 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030, which are referred to herein as the “Original Notes.” Unless the context otherwise requires, the term “Notes” refers to the Offered Notes, the Original Notes and any other additional notes of such series we may issue in the future. The Offered Notes constitute a further issuance of, and will be fungible with, the Original Notes and form a single class of debt securities with the Original Notes for all purposes under the Indenture governing the Notes. Immediately after giving effect to the issuance of the Offered Notes contemplated by this prospectus supplement, we will have $97,500,000 aggregate principal amount of Notes.

The Notes will mature on May 15, 2030. From and including the date of issuance to, but excluding, May 15, 2025, the Notes will bear interest at a fixed annual interest rate equal to 5.75%, payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 2020. From and including May 15, 2025 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the Three-Month LIBOR (as defined herein) plus a spread of 536 basis points (5.36%), payable quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning on May 15, 2025.

We may, at our option, beginning on August 15, 2025, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events” on page S-30 of this prospectus supplement. Any redemption of the Notes prior to maturity will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. The Notes will not be convertible or exchangeable.

There is no sinking fund for the Notes. The Notes are unsecured and will rank equally with all other unsecured subordinated indebtedness currently outstanding or issued in the future. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of TriState Capital Holdings, Inc. only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including our bank subsidiary, TriState Capital Bank. The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a bankruptcy, receivership, insolvency, liquidation, or similar proceeding.

Currently, there is no public trading market for the Notes. The Original Notes are not listed on any securities exchange and are not quoted on a quotation system, and we do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system following the issuance of the Offered Notes.

	Per Note	Total
Public offering price(1)	100%	$37,500,000
Underwriting discounts and commissions(2)	1.50%	$562,500
Proceeds, before expenses	98.50%	$36,937,500

(1) Without giving effect to accrued interest that must be paid by the purchasers of the Offered Notes from May 11, 2020 to, but excluding, the date of issuance, which will be $3.51 per $1,000 principal amount of the Offered Notes. On November 15, 2020, we will pay this pre-issuance accrued interest to holders of the Offered Notes who are holders of record on October 31, 2020, along with interest accrued on the Offered Notes from the date of issuance to, but excluding, November 15, 2020.

(2) See “Underwriting (Conflicts of Interest)” for a description of the compensation payable to the underwriters.

Investing in our Notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, including beginning on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2019 and beginning on page 70 of our Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not a savings account, deposit or other obligation of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The underwriters expect to deliver the Offered Notes to purchasers in book entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants, against payment therefor in immediately available funds on or about June 3, 2020.

Joint Book-running Managers

Stephens Inc.	PNC Capital Markets LLC	Raymond James

The date of this prospectus supplement is May 29, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

We have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus. Neither we nor the underwriters take any responsibility for, and can provide no assurances as to the reliability of, any information that others may give to you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates. You should not assume that the information that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Offered Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a shelf registration statement on Form S-3 (File No. 333-235713) that the United States Securities and Exchange Commission (the “SEC”) declared effective on January 16, 2020. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus. Neither we nor the underwriters are making an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other measures of future financial or business performance, strategies or expectations. These statements are often, but not always, indicated through the use of words or phrases such as “achieve,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “maintain,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “sustain,” “target,” “trend,” “will,” “will likely result,” and “would,” or the negative version of those words or other comparable statements of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry and beliefs or assumptions made by management, many of which, by their nature, are inherently uncertain. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that change over time and are difficult to predict, including, but not limited to, the following:

•	risks associated with the novel coronavirus (“COVID-19”) pandemic and their expected impact and duration, including effects on our operations, our clients, economic conditions and the demand for our products and services;
•	our ability to prudently manage our growth and execute our strategy, including the successful integration of past and future acquisitions, our ability to fully realize the cost savings and other benefits of our acquisitions, manage risks related to business disruption following those acquisitions, and manage customer disintermediation;
•	deterioration of our asset quality;
•	our level of non-performing assets and the costs associated with resolving problem loans, including litigation and other costs;
•	possible loan and lease losses and impairment, changes in the value of collateral securing our loans and leases and the collectability of loans and leases;
•	possible changes in the speed of loan prepayments by customers and loan origination or sales volumes;
•	business and economic conditions and trends generally and in the financial services industry, nationally and within our local market areas, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;
•	our ability to maintain important deposit customer relationships, our reputation and otherwise avoid liquidity risks;
•	changes in management personnel;
•	our ability to recruit and retain key employees;

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•	volatility and direction of interest rates;
•	changes in accounting policies, accounting standards, or authoritative accounting guidance, including the current expected credit loss (“CECL”) model, which may increase the level of our allowance for credit losses upon adoption;
•	any impairment of our goodwill or other intangible assets;
•	our ability to develop and provide competitive products and services that appeal to our customers and target markets;

•	our ability to provide investment management performance competitive with our peers and benchmarks;
•	fluctuations in the carrying value of the assets under management held by our Chartwell Investment Partners, LLC subsidiary, as well as the relative and absolute investment performance of such subsidiary’s investment products;
•	operational risks associated with our business, including technology and cyber-security related risks;
•	increased competition in the financial services industry, particularly from regional and national institutions;
•	negative perceptions or publicity with respect to any products or services we offer;
•	adverse judgments or other resolutions of pending and future legal proceedings, and costs incurred in defending such proceedings;
•	changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, tax, trade, monetary and fiscal matters, and potential expenses associated with complying with such laws and regulations;
•	our ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms;
•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to shareholders;
•	changes and direction of government policy toward and intervention in the U.S. financial system;
•	natural disasters and adverse weather, acts of terrorism, cyber-attacks, an outbreak of hostilities, a public health outbreak (such as COVID-19) or other international or domestic calamities, and other matters beyond our control; and
•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory or compliance risk resulting from developments related to any of the risks discussed above.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” section beginning on page S-14 of this prospectus supplement and the “Risk Factors” contained in our reports to the SEC that are incorporated by reference into this prospectus.

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The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which will arise. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all the information that may be important to you. Therefore, you should also read the more detailed information set forth in this prospectus supplement, our financial statements and documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our Offered Notes. See “Where You Can Find Additional Information.” Unless we indicate otherwise, the words “we,” “our,” “us” and the “Company” refer to TriState Capital Holdings, Inc.

Company Overview

TriState Capital Holdings, Inc., a Pennsylvania corporation, is a bank holding company headquartered in Pittsburgh, Pennsylvania. The Company has three wholly owned subsidiaries: TriState Capital Bank (the “Bank”), a Pennsylvania-chartered bank; Chartwell Investment Partners, LLC (“Chartwell”), a registered investment advisor; and Chartwell TSC Securities Corp. (“CTSC Securities”), a registered broker/dealer.

Through the Bank, we provide commercial banking services to middle-market businesses in our primary markets throughout the states of Pennsylvania, Ohio, New Jersey and New York. We also serve high net-worth individuals, business entities, and trusts on a national basis through our private banking channel. We market and distribute our banking products and services through a scalable, branchless banking model, which creates significant operating leverage throughout our business as we continue to grow. As of March 31, 2020, the Bank had total assets of approximately $8.91 billion, total loans and leases held for investment of approximately $6.96 billion and total deposits of approximately $7.78 billion.

Through Chartwell, we provide investment management services primarily to institutional investors, mutual funds and individual investors on a national basis. As of March 31, 2020, Chartwell had assets under management of approximately $8.32 billion. CTSC Securities supports marketing efforts for Chartwell’s proprietary investment products.

Our common stock is traded on Nasdaq under the symbol “TSC.” Our principal executive office is located at One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, and our telephone number at that office is (412) 304-0304. Our website is located at www.tristatecapitalbank.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Recent Developments

Issuance of the Original Notes

On May 11, 2020, we issued $60 million aggregate principal amount of the Original Notes. The Offered Notes are being offered as additional notes under the Indenture, dated as of May 11, 2010, between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of May 11, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Original Indenture”), pursuant to which the Original Notes were issued. The Offered Notes offered hereby will be issued pursuant to a second supplemental indenture, to be dated as of the issue date of the Offered Notes (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), and will be treated as a single series with the Original Notes under the Indenture.

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The Offering

The following summary contains information about our Offered Notes and this offering. It does not contain all the information that you should consider before deciding whether to invest in our Offered Notes. For a complete description of our Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer	TriState Capital Holdings, Inc.
Securities offered

5.75% Fixed-to-Floating Rate Subordinated Notes due 2030.

The Offered Notes are being offered as additional notes under the Indenture pursuant to which we previously issued $60,000,000 aggregate principal amount of 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030. The Offered Notes constitute a further issuance of, and will be fungible with, the Original Notes and form a single class of debt securities with the Original Notes for all purposes under the Indenture. Immediately after giving effect to the issuance of the Offered Notes contemplated by this prospectus supplement, we will have $97,500,000 aggregate principal amount of our Notes.

Aggregate Principal Amount	$37,500,000
Issue Price	100%
Maturity Date	The Notes will mature on May 15, 2030.
Interest Rate	From and including the issuance date to, but excluding, May 15, 2025, a fixed per annum rate of 5.75%. From and including May 15, 2025 to, but excluding, the maturity date or the date of earlier redemption, a floating per annum rate equal to the Three-Month LIBOR rate, determined on the determination date of the applicable interest period, plus a spread of 536 basis points (5.36%). For any determination date, “Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three-month period, as that rate appears on the Reuters screen page “LIBOR01” (or any successor page) at approximately 11:00 a.m., London time. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as provided in the Indenture (See “Description of the Notes”).
Interest Payment Dates

Until, but excluding May 15, 2025, interest at the fixed per annum rate on the Notes will be payable on May 15 and November 15 of each year, commencing November 15, 2020.

From and including May 15, 2025 to the maturity date, interest at the floating per annum rate will be payable on the Notes on February 15, May 15, August 15 and November 15 of each year beginning on May 15, 2025.

On the maturity date or a date of earlier redemption, interest will be paid to, but excluding, such date.

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The initial interest payment on November 15, 2020 to holders of record of the Offered Notes on October 31, 2020 will be the same per Note as the interest paid on such date with respect to the Original Notes. All pre-issuance accrued interest from May 11, 2020 to, but excluding, the date of issuance of the Offered Notes will be paid by purchasers of the Offered Notes offered hereby.
Record Dates	The record date for the Notes on the fifteenth day (whether or not a business day) immediately preceding the applicable interest payment date.
Day Count Conversion	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, May 15, 2025 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.
No Guarantees	The Notes are not guaranteed by any of our subsidiaries, including the Bank. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Description of the Notes—Subordination of the Notes.”
Ranking

The Offered Notes will be our unsecured, subordinated obligations and:

•     will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture and as discussed under “Description of the Notes—Subordination of the Notes” in this prospectus supplement);

•     will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•     will rank equal in right of payment and upon our liquidation with any of our existing and all of our future unsecured subordinated indebtedness, including the Original Notes, and any indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•     will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•     will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of March 31, 2020, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $8.38 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. In addition, the $60 million aggregate principal amount

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of the Original Notes ranks on a parity with the Offered Notes. For more information, see “Description of the Notes—Subordination of the Notes” in this prospectus supplement.

The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption	We may, beginning on August 15, 2025, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
Special Redemption	We may also redeem the Notes at any time, including prior to August 15, 2025, at our option, in whole but not in part, if: (a) a change or prospective change in law or administrative interpretation occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.
Sinking Fund	There is no sinking fund for the Notes.
Further Issuances	The Offered Notes are our 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030, of which we issued $60 million in aggregate principal amount on May 11, 2020. We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the offering price, the payment of interest accruing prior to the issue date and the first payment of interest following the issue date, and such additional notes may be consolidated with the Notes and form a single series.
Use of Proceeds	We estimate that the net proceeds from this offering (exclusive of accrued interest prior to the date of issuance that is paid by the purchasers), after deducting underwriting discounts and estimated expenses, will be approximately $36.7 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, repurchasing shares of our common stock, providing capital to support the organic growth of the Bank or funding the opportunistic acquisition of similar or complementary financial service organizations and may use certain of the net proceeds to repay outstanding indebtedness, including amounts outstanding under our line of credit with Texas Capital Bank. See “Use of Proceeds” in this prospectus supplement.

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Form and Denomination	The Offered Notes will be offered in book-entry form through the facilities of The Depository Trust Company in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Listing	The Original Notes were not listed on any securities exchange or quoted on any quotation system, and the Offered Notes will not be listed on any securities exchange or quoted on any quotation system. Currently there is no public trading market for the Notes, and there can be no assurances that any active market for the Notes will develop.
Governing Law	The Notes and the Indenture are governed by the laws of the State of New York.
Trustee	U.S. Bank National Association
Risk factors	See “Risk Factors” beginning on page S-14 of this prospectus supplement and beginning on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2019 and beginning on page 70 of our Quarterly Report on Form 10-Q for the period ended March 31, 2020, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our Offered Notes.
Conflicts of Interest	An affiliate of PNC Capital Markets LLC, which is an underwriter in this offering, is a lender under our line of credit with Texas Capital Bank. As disclosed in “Use of Proceeds” in this prospectus supplement, we may use the proceeds of this offering to repay this line of credit, in which case the affiliate of PNC Capital Markets LLC may receive in excess of 5% of the net proceeds of this offering. Consequently, PNC Capital Markets LLC is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. This offering will therefore be conducted in compliance with the applicable provisions of FINRA Rule 5121. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.
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Selected Financial Information

The following tables set forth selected historical financial and other information for the periods ended and as of the dates indicated. The selected financial information presented below as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 is derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2019. The selected financial information presented below as of March 31, 2020 and 2019 is derived from our Quarterly Report on Form 10-Q for the period ended March 31, 2020. The selected financial information as of December 31, 2017 is derived from our audited consolidated financial statements for the year then ended, which are not included or incorporated by reference in this prospectus supplement. Results from prior periods are not necessarily indicative of results that may be expected for any future period.

This selected financial information should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2020, and with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and accompanying prospectus.

(Dollars in thousands, except per share data)	As of and For the Three Months Ended		As of and For the Years Ended December 31,
Income statement data:	March 31, 2020	March 31, 2019	2019	2018	2017
Interest income	$64,202	$62,902	$262,447	$199,786	$134,295
Interest expense	29,280	32,530	135,390	86,382	42,942
Net interest income	34,922	30,372	127,057	113,404	91,353
Provision (credit) for loan losses	2,993	(377)	(968)	(205)	(623)
Net interest income after provision for loan losses	31,929	30,749	128,025	113,609	91,976
Total non-interest income	13,316	13,069	52,782	47,917	46,966
Total non-interest expense	29,144	26,672	112,149	101,157	91,472
Income before tax	16,101	17,146	68,658	60,369	47,470
Income tax expense	3,206	2,582	8,465	5,945	9,482
Net income	$12,895	$14,564	$60,193	$54,424	$37,988
Earnings per common share—basic	$0.39	$0.50	$1.95	$1.90	$1.38
Earnings per common share—diluted	$0.38	$0.48	$1.89	$1.81	$1.32

Balance sheet data:
Cash and cash equivalents	$1,010,128	$243,911	$403,855	$189,985	$156,153
Total investment securities	606,736	487,087	469,150	466,759	220,552
Loans held-for-investment	6,958,149	5,336,725	6,577,559	5,132,873	4,184,244
Allowance for loan losses	(17,304)	(14,712)	(14,108)	(13,208)	(14,417)
Loans held-for-investment, net	6,940,845	5,322,013	6,563,451	5,119,665	4,169,827
Goodwill and other intangible assets, net	65,352	67,361	65,854	67,863	65,358
Other assets	367,000	223,638	263,500	191,383	166,007
Total assets	8,990,061	6,344,010	7,765,810	6,035,655	4,777,897
Deposits	7,782,759	5,337,704	6,634,613	5,050,461	3,987,611
Borrowings, net	330,000	398,216	355,000	404,166	335,913
Other liabilities	262,922	111,533	154,916	101,674	65,302
Total liabilities	8,375,681	5,847,453	7,144,529	5,556,301	4,388,826
Total shareholders’ equity	614,380	496,557	621,281	479,354	389,071
Book value per common share	16.74	15.61	17.21	15.27	13.61
Tangible book value per share(1)	14.55	13.31	14.97	12.92	11.32

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(Dollars in thousands, except per share data)	As of and For the Three Months Ended		As of and For the Years Ended December 31,
Performance ratios:	March 31, 2020	March 31, 2019	2019	2018	2017
Return on average assets	0.65%	0.97%	0.89%	1.04%	0.89%
Return on average common equity	8.59%	12.50%	11.47%	12.57%	10.30%
Net interest margin(2)	1.84%	2.10%	1.97%	2.26%	2.25%
Total revenue(1)	$48,181	$43,413	$179,423	$161,391	$138,009
Pre-tax, pre-provision net revenue(1)	$19,037	$16,741	$67,274	$60,234	$46,537
Bank efficiency ratio(1)	51.86%	56.30%	54.49%	53.09%	57.39%
Non-interest expense to average assets	1.47%	1.77%	1.66%	1.93%	2.15%

Asset quality:
Non-performing loans	$184	$7,329	$184	$2,237	$3,183
Non-performing assets	$4,434	$10,453	$4,434	$5,661	$6,759
Other real estate owned	$4,250	$3,124	$4,250	$3,424	$3,576
Non-performing assets to total assets	0.05%	0.16%	0.06%	0.09%	0.14%
Non-performing loans to total loans	—%	0.14%	—%	0.04%	0.08%
Allowance for loan losses to loans	0.25%	0.28%	0.21%	0.26%	0.34%
Allowance for loan losses and lease losses to non-performing loans	9,404.35%	200.74%	7,667.39%	590.43%	452.94%
Net charge-offs (recoveries)	$(203)	$(1,881)	$(1,868)	$1,004	$3,772
Net charge-offs (recoveries) to average total loans	(0.01)%	(0.15)%	(0.03)%	0.02%	0.10%

Capital ratios:
Average equity to average assets	7.89%	8.00%	8.29%	8.49%	8.65%
Tier 1 leverage ratio	7.19%	7.13%	7.54%	7.28%	7.25%
Common equity tier 1 risk-based capital ratio	8.81%	9.98%	9.32%	9.64%	11.14%
Tier 1 risk-based capital ratio	11.07%	10.92%	11.75%	10.58%	11.14%
Total risk-based capital ratio	11.42%	11.26%	12.05%	10.86%	11.72%

Investment Management Segment:
Assets under management	$8,323,000	$9,732,000	$9,701,000	$9,189,000	$8,309,000
Investment Management EBITDA(1)	$1,217	$2,621	$5,824	$6,900	$7,421

(1)	These measures are not measures recognized under generally accepted accounting principles in the United States (“GAAP”) and are therefore considered to be non-GAAP financial measures. Our management uses these non-GAAP financial measures in their analysis of the performance of the Company. These measures are not necessarily comparable to similar measures that may be presented by other companies. The non-GAAP financial measures presented in this prospectus supplement are calculated as follows:

•	“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders’ equity exclusive of changes in intangible assets associated with prior acquisitions. Intangible assets are created when we buy businesses that add relationships and revenue to our Company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.
•	“Tangible book value per common share” is defined as tangible common equity divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.
•	“Total revenue” is defined as net interest income and total non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

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•	“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan and lease losses and changes in our tax rates and other items that are unrelated to our core business.
•	“Bank efficiency ratio” is defined as non-interest expense of our bank segment divided by total revenue of our bank segment. We believe this measure allows management and investors to better assess the Bank’s operating expenses in relation to its core operating revenue.
•	“Investment Management EBITDA” is defined as net income of our investment management segment before interest expense, income tax expense, depreciation expense and amortization expense, each with respect to our investment management segment. We use Investment Management EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings by excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

Reconciliations of non-GAAP numbers to their most directly comparable GAAP measures are included in the tables below.

(2)	Net interest margin is calculated on a fully taxable equivalent basis.

Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except per share data)	As of and For the Three Months Ended		As of and For the Years Ended December 31,
Tangible book value per common share:	March 31, 2020	March 31, 2019	2019	2018	2017
Common shareholders’ equity	$498,301	$458,089	$505,202	$440,886	$389,071
Less: intangible assets	65,352	67,361	65,854	67,863	65,358
Tangible common equity	$432,949	$390,728	$439,348	$373,023	$323,713
Common shares outstanding	29,762,578	29,351,833	29,355,986	28,878,674	28,591,101
Tangible book value per common share	$14.55	$13.31	$14.97	$12.92	$11.32

(Dollars in thousands)	As of and For the Three Months Ended		As of and For the Years Ended December 31,
Total revenue and pre-tax, pre-provision net revenue:	March 31, 2020	March 31, 2019	2019	2018	2017
Net interest income	$34,922	$30,372	$127,057	$113,404	$91,353
Total non-interest income	13,316	13,069	52,782	47,917	46,966
Less: net gain (loss) on the sale and call of debt securities	57	28	416	(70)	310
Total revenue	$48,181	$43,413	$179,423	$161,391	$138,009
Less: total non-interest expense	29,144	26,672	112,149	101,157	91,472
Pre-tax, pre-provision net revenue	$19,037	$16,741	$67,274	$60,234	$46,537

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BANK SEGMENT (Dollars in thousands)	As of and For the Three Months Ended		As of and For the Years Ended December 31,
Bank total revenue:	March 31, 2020	March 31, 2019	2019	2018	2017
Net interest income	$34,906	$30,911	$127,996	$115,455	$93,380
Total non-interest income	5,709	2,905	15,467	11,042	9,864
Less: net gain (loss) on the sale and call of debt securities	57	28	416	(70)	310
Bank total revenue	$40,558	$33,788	$143,047	$126,567	$102,934

Bank efficiency ratio:
Total non-interest expense	$21,034	$19,021	$77,945	$67,190	$59,073
Total revenue	$40,558	$33,788	$143,047	$126,567	$102,934
Bank efficiency ratio	51.86%	56.30%	54.49%	53.09%	57.39%

INVESTMENT MANAGEMENT SEGMENT (Dollars in thousands)	As of and For the Three Months Ended		As of and For the Years Ended December 31,
Investment Management EBITDA:	March 31, 2020	March 31, 2019	2019	2018	2017
Net income	$578	$1,431	$2,433	$3,851	$4,551
Income tax expense	28	563	918	579	522
Depreciation expense	109	125	464	502	497
Intangible amortization expense	502	502	2,009	1,968	1,851
Investment Management EBITDA	1,217	2,621	5,824	6,900	7,421

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RISK FACTORS

An investment in our Offered Notes involves certain risks relating to our Notes and the Company. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the period ended March 31, 2020, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our Notes and the loss of all or part of your investment.

Risks Related to an Investment in Our Notes and This Offering

Our obligations under the Notes will be unsecured and subordinated to our existing and future Senior Indebtedness and general creditors, and we may be precluded from making payments on the Notes in certain circumstances.

The Notes are unsecured and will rank equally with all other unsecured subordinated indebtedness currently outstanding or issued in the future. Our obligations with respect to the Notes will rank junior to right of payment to all of our existing and future Senior Indebtedness and any other obligations that are subject to any priority or preferences under applicable law. This means that we generally cannot make any payments on the Notes if we default on the Senior Indebtedness and the holders of Senior Indebtedness have accelerated the maturity of such Senior Indebtedness due to such event of default or if any judicial proceeding is pending with respect to an event of default. If the event of default is other than for a default in payment of principal, premium or interest or an event of default arising from an insolvency event, the holders of Senior Indebtedness are required to provide notice to us that the holders have accelerated the maturity of such Senior Indebtedness. In addition, in the event of our bankruptcy, liquidation or dissolution or similar proceeding, any remaining assets would be available to pay obligations under the Notes only after we have made payments on all Senior Indebtedness. Although our current Credit Agreement among the lenders party thereto and Texas Capital Bank, as administrative agent, would require us to seek consent to issue additional debt in certain instances, neither the Notes nor the Indenture limits our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Notes. In addition, the Credit Agreement containing these consent requirements could be terminated at any time and the loan outstanding under the Credit Agreement may be paid in full following the completion of this offering.

Holders of the Notes should only look to the assets of the holding company as the source of payment of the Notes. The Notes are not obligations of, or guaranteed by, the Bank. In addition, because we are a holding company, our right to participate in the distribution of assets from any subsidiary, including the Bank, upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Notes to benefit indirectly from such distribution) is subject to the prior claims of creditors of the subsidiary (including depositors of the Bank), except to the extent that we may be recognized as a creditor of that subsidiary. In the event of any such distribution of assets of the Bank, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the Notes. Accordingly, the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Bank. As of March 31, 2020, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $8.38 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. In addition, the $60 million aggregate principal amount of the Original Notes ranks on a parity with the Offered Notes. For more information, see “Description of the Notes—Subordination of the Notes” in this prospectus supplement. On a pro forma basis, giving effect to the sale of the Notes, the Company, at the holding

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company level, would have had approximately $8.47 billion in total liabilities as of March 31, 2020. There is no restriction in the Indenture governing the Notes on the ability of the Company or the Bank to incur additional indebtedness or other liabilities. Any additional liabilities that we may incur in the future may adversely affect our ability to pay our obligations on the Notes.

As a consequence of the subordination of the Notes to our existing and future Senior Indebtedness or any other obligations that are subject to any priority or preferences under applicable law, an investor in the Notes may lose all or some of its investment upon our insolvency, bankruptcy, liquidation, winding up or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the Notes only after all of our Senior Indebtedness had been paid in full. In the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, any of our other general, unsecured obligations that do not constitute Senior Indebtedness, depending upon their respective preferences, will share pro rata in our remaining assets after we have paid all of our Senior Indebtedness in full. In any of the foregoing events, we may not have sufficient assets to make payments in respect of the Notes. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. In addition, the holders of any Senior Indebtedness could restrict or prohibit us from making payments on the Notes.

We are a holding company with limited operations and depend on our subsidiaries for the funds required to make payments of principal and interest on the Notes.

We are a separate and distinct legal entity from the Bank and our other subsidiaries. Our primary source of funds to make payments of principal and interest on the Notes and to satisfy any other financial obligations are dividends from the Bank. Our ability to receive dividends from the Bank is contingent on a number of factors, including the Bank’s ability to meet applicable regulatory capital requirements, the Bank’s profitability and earnings, and the general strength of its balance sheet. Various federal and state regulatory provisions limit the amount of dividends bank subsidiaries are permitted to pay to their holding companies without regulatory approval. In general, the Bank may only pay dividends either out of its net income after any required transfers to surplus or reserves have been made or out of its retained earnings. In addition, the Federal Reserve and the FDIC have issued policy statements stating that insured banks and bank holding companies generally should pay dividends only out of current operating earnings.

Banks and their holding companies are required to maintain a capital conservation buffer of 2.5% in addition to satisfying other applicable regulatory capital ratios. Banking institutions that do not maintain capital in excess of the capital conservation buffer may face constraints on dividends, equity repurchases and executive compensation based on the amount of the shortfall. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, dividends to us (at the holding company level) from the Bank may be prohibited or limited, and we may not have funds to make principal and interest payments on the Notes.

In addition, state or federal banking regulators have broad authority to restrict the payment of dividends, including in circumstances where a bank under such regulator’s jurisdiction engages in (or is about to engage in) unsafe or unsound practices. Such regulators have the authority to require that the bank cease and desist from unsafe and unsound practices and to prevent a bank from paying a dividend if its financial condition is such that the regulator views the payment of a dividend to constitute an unsafe or unsound practice.

Accordingly, we can provide no assurance that we will receive dividends from the Bank in an amount sufficient to pay the principal of, or interest on, the Notes.

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Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We treat the Original Notes, and we intend to treat the Offered Notes, as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of a capital plan of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment that we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our debt or to refinance our debt will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limitations on distributions to us from our subsidiaries and required capital levels with respect to certain of our subsidiary banks and nonbanking subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

The Notes are the obligations of the Company and not obligations of the Bank or any of our other subsidiaries, and will be structurally subordinated to the debt and other liabilities of the Bank and our other subsidiaries, which will not guarantee the Notes.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless and to the extent we are ourselves a creditor with recognized claims against the subsidiary. Any loans that we make to the Bank would be subordinate in right of payment to deposits and to other indebtedness of the Bank. Claims from creditors (other than us) against our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings, as well as liabilities to general creditors. The Notes are not obligations of, or guaranteed by, the Bank or our other subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the Notes. The Indenture does not contain any limitation on the amount of debt or other obligations that the Bank or our other subsidiaries may incur hereafter.

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Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal of the Notes may be accelerated only in the case of certain bankruptcy-related events with respect to us. Thus, you have no right to accelerate the payment of principal of the Notes if we fail to pay principal or interest on the Notes or if we fail in the performance of any of our other obligations under the Notes. See “Description of the Notes—Events of Default; Limitations on Suits.”

The Notes do not restrict our ability to incur additional debt, to repurchase our securities or to take other actions that could negatively impact holders of the Notes, and the Indenture governing the Notes does not contain any financial covenants.

Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will incur additional indebtedness and other liabilities from time to time. In addition, we are not restricted under the Indenture from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the Indenture governing the Notes. You are not protected under the Indenture in the event of a highly-leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the trading value of the Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the Notes. Furthermore, because your return on the Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

The Notes are not insured or guaranteed by the FDIC.

The Notes are not savings accounts, deposits or other obligations of our bank subsidiary or any of our nonbank subsidiaries. The Notes are not insured by the FDIC or any other governmental agency or public or private insurer. The Notes are ineligible and may not be used as collateral for a loan by us or the Bank. An investment in the Notes has risks, and you may lose your entire investment.

We cannot assure you that an active trading market will develop for the Notes.

There is currently no public trading market for the Notes, and we do not intend to apply for listing of the Notes on any securities exchange or to have the Notes quoted on a quotation system. Consequently, the Notes will be relatively illiquid and you may be unable to sell your Notes. Although we have been informed by the underwriters that they intend to make a market in the Notes after the offering is completed, the underwriters may cease market-making at any time without notice. In addition, the liquidity of the trading market in the Notes and the market price quoted for the Notes may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Notes. If

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an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.

The price at which you will sell your Notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

Many factors affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and public health outbreaks (including COVID-19) and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on August 15, 2025 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, including prior to August 15, 2025, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a “Tax Event,” (ii) a “Tier 2 Capital Event” or (iii) a “1940 Act Event.” In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may expect to receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary on and after May 15, 2025 and any interest may be less than the fixed annual rate in effect until May 15, 2025.

As the interest rate of the Notes will be calculated based on LIBOR from May 15, 2025 to, but excluding, the maturity date or earlier redemption date. LIBOR is a floating rate and the interest rate on the Notes will vary on and after May 15, 2025. During this period, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current Three-Month LIBOR (as defined herein) rate, plus a spread of 536 basis points (5.36%); provided, that in the event Three-Month LIBOR is less than zero, then the Three-Month LIBOR shall be deemed to be zero. The per annum interest rate that is determined on the relevant

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determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes.

The level of LIBOR may affect our decision to redeem the Notes.

We are more likely to redeem the Notes on or after August 15, 2025 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.

The historical levels of Three-Month LIBOR are not an indication of the future levels of Three-Month LIBOR. In the past, the level of Three-Month LIBOR has experienced significant fluctuations.

Historical levels, fluctuations and trends of Three-Month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in Three-Month LIBOR is not an indication that Three-Month LIBOR is more or less likely to increase or decrease at any time during the Floating Rate Period (as defined in “Description of the Notes—Interest Rate and Interest Payment Dates—Floating Rate Period” in this prospectus supplement), and you should not take the historical levels of Three-Month LIBOR as an indication of its future performance.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the Notes.

On July 27, 2017, the U.K. Financial Conduct Authority, which regulates LIBOR, announced that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR rates after 2021 (the “July 27th Announcement”). The July 27th Announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Consequently, at this time, it is not possible to predict the effect of these changes, whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. Similarly, it is not possible to predict whether LIBOR will continue to be viewed as an acceptable benchmark for securities such as the Notes, what rate or rates may become accepted alternatives to LIBOR or the effect of any such changes in views or alternatives on the value of LIBOR-linked securities, such as the Notes. Any of the above developments or changes or any other consequential changes to LIBOR, or any alternative rate or benchmark as a result of any international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of the Notes.

If LIBOR is discontinued, the interest rate during the floating rate period will be calculated using an alternative reference rate.

Although the initial interest rate on the Notes is fixed, the Notes will bear interest each quarterly interest period at a per annum rate equal to the then-current Three-Month LIBOR rate, plus a spread of 536 basis points, for each interest period beginning May 15, 2025. As described under “Description of the Notes—Interest Rate and Interest Payment Dates—Floating Rate Period,” if we, in our sole discretion, determine that Three-Month LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities, then we may notify the calculation agent of such determination and the calculation agent shall use, as directed by us, a

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substitute or successor base rate for each future interest rate determination date (as defined in “Description of the Notes” in this prospectus supplement), the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) plus an adjustment to such alternative reference rate or the spread thereon, in each case that are consistent with market practice regarding a substitute for Three-Month LIBOR. Notwithstanding the foregoing, if the Company determines that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-Month LIBOR, the Company may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate alternative rate and any adjustments, and the decision of the IFA shall be binding upon the Company, the calculation agent and the holders of the Notes.

Our interests in making the foregoing determinations or adjustments may be adverse to the interests of holders of Notes, and any of the foregoing determinations or actions by us could result in adverse consequences to the applicable interest rate on the Notes during a floating rate interest period, which could have a material adverse effect on the return on, value of, and market for the Notes. We will act initially as the calculation agent for purposes of determining Three-Month LIBOR for each floating rate interest period.

Holders of the Notes will have no rights against the publishers of LIBOR.

Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date after May 15, 2025 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

The U.S. federal income tax consequences are uncertain with respect to the Notes if LIBOR is substituted with an alternative reference rate.

Recently proposed U.S. Treasury regulations provide guidance on the U.S. federal income tax consequences of substituting another reference rate (other than another interbank offered rate) for LIBOR in debt instruments. The proposed U.S. Treasury regulations (which taxpayers are permitted to rely on pending their finalization) explain that a significant modification of a debt instrument would generally not result provided that the alternative reference rate is a “qualified rate” and the alteration does not change the fair market value of the debt instrument. If LIBOR is discontinued, the alternative reference rate in lieu of LIBOR in the floating rate period and certain other factors related to the Notes would need to meet the requirements of the U.S. Treasury regulations such that a significant modification of the Notes would not result. We cannot guaranty that a significant modification would not occur. If such substitution were a significant modification, there would be a deemed exchange of the Notes, which could trigger recognition of gain or loss for holders of the Notes.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering (exclusive of accrued interest prior to the date of issuance that is paid by the purchasers), after deducting underwriting discounts and estimated expenses, will be approximately $36.7 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, repurchasing shares of our common stock, providing capital to support the organic growth of the Bank or funding the opportunistic acquisition of similar or complementary financial service organizations and may use certain of the net proceeds to repay outstanding indebtedness, including $30 million that was outstanding as of March 31, 2020 under our line of credit with Texas Capital Bank (which bears interest at a rate of 4.25% and matures on October 17, 2020). Although our management actively evaluates acquisition opportunities, we do not have any definitive plans relating to material acquisitions at this time.

Our management will have broad discretion in the use of the net proceeds from the sale of the Offered Notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

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CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization, including regulatory capital ratios as of March 31, 2020:

•	on an actual basis,

•	on an “as adjusted” basis after giving pro forma effect to the sale of the Original Notes for total net proceeds of approximately $58.8 million after deducting the underwriting discounts and estimated expenses, and

•	on an “as further adjusted” basis after giving pro forma effect to the sale of the Offered Notes for total net proceeds (exclusive of accrued interest prior to the date of issuance that is paid by the purchasers) of approximately $36.7 million after deducting the underwriting discounts and estimated expenses.

The “as further adjusted” information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the final terms of this offering. You should read this table in conjunction with our consolidated financial statements and notes thereto for the year ended December 31, 2019, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the period ended March 31, 2020, and the “Use of Proceeds” section included in this prospectus supplement, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2020
(Dollars in thousands)	Actual (Unaudited)	As Adjusted (Unaudited)		As Further Adjusted (Unaudited)
Cash and cash equivalents	$1,010,128	$1,068,928		$1,105,606
Liabilities
Deposits	$7,782,759	$7,782,759		$7,782,759
Borrowings, net	330,000	330,000		330,000
Accrued interest payable on deposits and borrowings	4,462	4,462		4,462
Deferred tax liability, net	2,366	2,366		2,366
Acquisition earn out liability	—	—		—
Operating lease liability	23,244	23,244		23,244
5.75% Fixed-to-Floating Rate Subordinated Notes	—	58,800	(1)	95,478	(2)
Other accrued expenses and other liabilities	232,850	232,850		232,850
Total liabilities	$8,375,681	$8,434,481		$8,471,159

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	As of March 31, 2020
(Dollars in thousands)	Actual (Unaudited)	As Adjusted (Unaudited)	As Further Adjusted (Unaudited)
Shareholders’ equity
Preferred stock, no par value; Shares authorized - 150,000; Series A Shares issued and outstanding - 40,250, 40,250 and 40,250, respectively Series B Shares issued and outstanding - 80,500, 80,500 and 80,500, respectively	116,079	116,079	116,079
Common stock, no par value; Shares authorized - 45,000,000; Shares issued - 32,002,728, 32,002,728 and 32,002,728, respectively; Shares outstanding - 29,762,578, 29,762,578 and 29,762,578, respectively	295,587	295,587	295,587
Additional paid-in capital	22,783	22,783	22,783
Retained earnings	229,382	229,382	229,382
Accumulated other comprehensive income (loss), net	(14,049)	(14,049)	(14,049)
Treasury stock (2,240,150, 2,240,150 and 2,240,150 shares, respectively)	(35,402)	(35,402)	(35,402)
Total shareholders’ equity	$614,380	$614,380	$614,380
Regulatory Capital Ratios
Tier 1 leverage ratio	7.19%	7.19%	7.19%
Common equity tier 1 risk-based capital ratio	8.81%	8.81%	8.81%
Tier 1 risk-based capital ratio	11.07%	11.07%	11.07%
Total risk-based capital ratio	11.42%	12.57%	13.29%

(1) Represents the aggregate principal amount of the Original Notes, reduced by the underwriting discounts and estimated expenses.

(2) Represents the aggregate principal amount of the Original Notes and the Offered Notes (exclusive of accrued interest prior to the date of issuance that is paid by the purchasers), in each case, reduced by the underwriting discounts and estimated expenses.

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DESCRIPTION OF THE NOTES

We previously issued $60,000,000 in aggregate principal amount of our Original Notes. We will issue the Offered Notes under a Second Supplemental Indenture between TriState Capital Holdings, Inc. and the Trustee, to be dated as of the issue date (the “Second Supplemental Indenture”) that amends and supplements the Original Indenture. We refer to the Original Indenture, as supplemented by the Second Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Available Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying base prospectus.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to “we,” “us,” and “our” include only TriState Capital Holdings, Inc. and not any of its subsidiaries.

General

The Offered Notes will be unsecured and subordinated obligations of TriState Capital Holdings, Inc. and will be issued as a series of debt securities under the Indenture, as the same may be supplemented and amended from time to time between us and the Trustee. The Original Notes and the Offered Notes issued by us will constitute a single series of subordinated securities, in an aggregate principal amount of $97,500,000. The Notes are solely obligations of TriState Capital Holdings, Inc. and are neither obligations of, nor guaranteed by, TriState Capital Bank or any of our other subsidiaries. The Notes are not secured by any of our assets. The Notes are not savings accounts, deposits or other obligations of TriState Capital Bank or any of our other subsidiaries and are not insured or guaranteed by the FDIC, any other governmental agency or public or private insurer. The terms of the Indenture permit us to increase the authorized principal amount of any series to provide for additional issuances of such series or issue additional series of notes under the Indenture. See “—Further Issues.”

The Notes will mature on May 15, 2030 (the “Maturity Date”), unless previously redeemed or otherwise accelerated. From and including the date of issuance to, but excluding, May 15, 2025, the Notes will bear interest at a fixed annual interest rate equal to 5.75%, payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 2020. From and including May 15, 2025 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the Three-Month LIBOR (as defined herein) plus a spread of 536 basis points, payable quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning on May 15, 2025. On the maturity date or a date of earlier redemption, interest will be paid to, but excluding, such date. See “—Interest Rate and Interest Payment Dates” for additional details. Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “—Events of Default; Limitations on Suits.”

Beginning on August 15, 2025, and on any Interest Payment Date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve (“Federal Reserve Approval”), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Prior to the Maturity Date, we may redeem the Notes, subject to Federal Reserve Approval, in whole, but not in part, upon the occurrence of a “Redemption Event” (as such term is defined in the Indenture), in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding the redemption date. Any partial redemption will be made in

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accordance with the applicable procedures of DTC (as defined below). See “—Optional Redemption and Redemption Upon Special Events.”

The Notes are not convertible into, or exchangeable for, equity securities, other securities, or assets of TriState Capital Holdings, Inc. or its subsidiaries. There is no sinking fund for the Notes. Except as described under “—Clearance and Settlement,” the Notes will be represented by one or more global certificates deposited with or on behalf of The Depository Trust Company (with its successors, “DTC”) and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “—Clearance and Settlement.”

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of interest and other distributions from TriState Capital Bank. There are various regulatory restrictions on the ability of TriState Capital Bank to pay dividends or make other distributions to us. See “Risk Factors” in this prospectus supplement.

No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer, or director of TriState Capital Holdings, Inc. or any successor entity. Although our current Credit Agreement among the lenders party thereto and Texas Capital Bank, as administrative agent, would require us to seek consent to issue additional debt in certain instances, neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits, or other liabilities by us or by our subsidiaries. In addition, the Credit Agreement containing these consent requirements could be terminated at any time and the loan outstanding under the Credit Agreement may be paid in full following the completion of this offering. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments, or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

We do not intend to apply for the listing of the Notes on any securities exchange or the quotation of the Notes on any quotation system.

Interest Rate and Interest Payment Dates

Fixed Rate Period. From and including the date of original issuance, to but excluding May 15, 2025, or the date of earlier redemption (the “Fixed Rate Period”), the Notes will bear interest at an initial rate of 5.75% per annum, payable semi-annually in arrears on May 15 and November 15 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on November 15, 2020. In addition to the public offering price of the Offered Notes that is set forth on the cover page of this prospectus supplement, purchasers of the Offered Notes will pay accrued interest from May 11, 2020 to, but excluding, the date of issuance of the Offered Notes. The last Fixed Rate Interest Payment Date for the Fixed Rate Period will be May 15, 2025.

Floating Rate Period. From and including May 15, 2025, to, but excluding, the Maturity Date or the date of earlier redemption (the “Floating Rate Period”), the interest rate on the Notes will reset quarterly to an annual interest rate equal to Three-Month LIBOR plus 536 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a “Floating Rate Interest Payment Date,” and, together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on November 15, 2025.

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For the purpose of calculating the interest on the Notes for each interest period during the Floating Rate Period:

The interest rate for each Floating Rate Period shall be determined by the calculation agent using Three-Month LIBOR as in effect on the second (2nd) London Banking Day prior to the beginning of the Floating Rate Period, which date is the “Interest Rate Determination Date” for the relevant Floating Rate Period. The calculation agent will then add Three-Month LIBOR as determined on the Interest Rate Determination Date and the applicable spread. Once the interest rate for the Notes is determined, the calculation agent shall deliver that information to us and the paying agent.

The term “Business Day” means (a) with respect to any Fixed Rate Interest Payment Date, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by applicable law, regulation, or executive order to be closed and (b) with respect to any Floating Rate Interest Payment Date, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by applicable law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

The term “London Banking Day” means any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the commercial banks are open and dealing in deposits in U.S. dollars in the London interbank market.

The term “Three-Month LIBOR” means, shall mean, for each Interest Rate Determination Date related to a Floating Rate Period, the rate determined by the calculation agent as follows:

(i) the London interbank offered rate for deposits in U.S. dollars for a three-month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Interest Rate Determination Date.

(ii) If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Interest Rate Determination Date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with us, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1 million are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent, in consultation with us, shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Interest Rate Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the relevant Floating Rate Period in an amount of at least $1 million. If three quotations are provided, Three-Month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, if a LIBOR Event (as defined below) has not occurred, Three-Month LIBOR for the next Floating Rate Period shall be equal to Three-Month LIBOR in effect for the then current Floating Rate Period or, in the case of the first Floating Rate Period in the Interest Rate Period, the most recent rate on which Three-Month LIBOR could have been determined in accordance with the first sentence of this paragraph had the interest rate been a floating rate during the Fixed Rate Period.

(iii) Notwithstanding subsections (i) and (ii) immediately above, if we, in our sole discretion, determine on the relevant Interest Rate Determination Date that the Three-Month LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Notes, and we have notified the calculation agent (if we are not then serving as the calculation agent) of such determination (a “LIBOR Event”), then the calculation agent shall use, as directed by us, as a substitute or successor base rate (the “Alternative Rate”) for

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each future Interest Rate Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for the Three-Month LIBOR. As part of such substitution, the calculation agent shall, as directed by us, make such adjustment to the Alternative Rate or the spread thereon, as well as the business day convention, the Interest Rate Determination Date and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-Month LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA shall be binding upon us, the calculation agent and the holders of the Notes. If on any Interest Rate Determination Date during the Floating Rate Period (which may be the first Interest Rate Determination Date of the Floating Rate Period) a LIBOR Event has occurred prior to such Interest Rate Determination Date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such Interest Rate Determination Date, then, commencing on such Interest Rate Determination Date, the interest rate, business day convention and manner of calculating interest applicable during the Fixed Rate Period shall be in effect for the applicable Interest Rate Period and shall remain in effect during the remainder of the Floating Rate Period.

Calculation of Interest. Absent manifest error, the determination of the interest rate for an interest period for the Notes by the calculation agent or, if applicable, by the IFA (defined herein), will be binding and conclusive on you and the Trustee. The calculation agent will promptly provide its determination of any interest rate during the Floating Rate Period to the Trustee and to us.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and, during the Floating Rate Period, on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable Interest Payment Date or the Maturity Date or date of earlier redemption, if applicable. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, then the interest payment or the payment of principal and interest at maturity will be postponed to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments in respect thereof.

Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall cease to be payable to the holder on the relevant record date by virtue of having been such holder, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal is payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC or its nominee or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

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Subordination of the Notes

The Notes are unsecured, subordinated obligations of TriState Capital Holdings, Inc. Our obligation to make any payment on account of the Notes will be subordinated and junior to our Senior Indebtedness (as defined in the Indenture and described below). The Notes will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and senior in right of payment and upon our liquidation to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes. The Notes will be effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness, which means that such creditors generally will be paid from those assets before holders of the Notes would have any claims to those assets. The Notes and Indenture do not limit the amount of Senior Indebtedness, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur.

The Notes are not guaranteed by any of our subsidiaries, including TriState Capital Bank, which is our principal banking subsidiary, Chartwell Investment Partners, LLC, or Chartwell TSC Securities Corp. The Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation TriState Capital Bank’s depositors and all other liabilities of our subsidiaries, including liabilities to general creditors, and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Indenture and the Notes do not limit the amount of Senior Indebtedness, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As of March 31, 2020, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $8.38 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. In addition, the $60 million aggregate principal amount of the Original Notes ranks on a parity with the Offered Notes.

“Senior Indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to TriState Capital Holdings, Inc., whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement, and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of TriState Capital Holdings, Inc., whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:

•	all obligations for borrowed money;
•	all obligations evidenced by debentures, notes, debt securities, or other similar instruments;
•	all obligations in respect of letters of credit, security purchase facilities, or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);
•	a deferred obligation of ours, or any such obligation directly or indirectly guaranteed by us, incurred in connection with the acquisition of any business, properties or assets or delivery of services not evidenced by a note or similar instrument given in connection therewith, except trade accounts payable arising in the ordinary course of business;
•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, or any security interest existing on property owned by TriState Capital Holdings, Inc.;

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•	our obligation to make payment pursuant to the terms of certain financial instruments such as (A) securities contracts, interest rate, currency future or exchange contracts and foreign exchange contracts, (B) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity options contracts and (C) financial instruments similar to those set forth in (A) or (B) above;

•	an obligation of ours, or any such obligation directly or indirectly guaranteed by us, for purchased money or funds or similar obligations;
•	our obligation under direct credit substitutes;
•	obligations to general creditors of TriState Capital Holdings, Inc.;
•	a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, TriState Capital Holdings, Inc. which obligation is incurred in connection with the acquisition of any business, properties, or assets not evidenced by a note or similar instrument given in connection therewith;
•	all obligations of the type referred to in the foregoing list of other persons or entities for the payment of which TriState Capital Holdings, Inc. is responsible or liable as obligor, guarantor, or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles in the United States; and
•	any renewals, amendments, deferrals, supplements, extensions, refundings, or replacements of any of the foregoing.

Senior Indebtedness excludes:

•	any indebtedness, obligation, or liability referred to in the list above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation, or liability is not superior in right of payment to the Notes, or ranks pari passu with the Notes;
•	any such indebtedness, obligation, or liability which is subordinated to indebtedness of TriState Capital Holdings, Inc. to substantially the same extent as, or to a greater extent than, the Notes are subordinated;
•	any indebtedness to a subsidiary of TriState Capital Holdings, Inc.; and
•	the Notes.

Notwithstanding the foregoing, if the Federal Reserve (or other applicable regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of  “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

The Notes are unsecured and are not guaranteed by any of our subsidiaries or affiliates. Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization and the resulting right of the holders of Notes to participate in those assets effectively will be subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of the subsidiary, in

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which case our claims would be subordinated to any security interests in the assets of the subsidiary granted to another creditor and any indebtedness of the subsidiary senior to the debt held by us.

 If we become subject to any receivership, conservatorship, insolvency or similar proceedings, or upon the liquidation, dissolution, winding up, or reorganization of TriState Capital Holdings, Inc., we must pay to the holders of all Senior Indebtedness the full amounts of principal of, premium, interest, and any other amounts owing on, that Senior Indebtedness before any payment is made on the Notes. If, after we have made those payments on our Senior Indebtedness there are amounts available for payment on the Notes, then we may make full or partial payment on the Notes. Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of our insolvency, holders of the Notes may not recover any payments or may recover less ratably than holders of the Senior Indebtedness and other creditors of ours.

If the Notes are accelerated, all holders of Senior Indebtedness and any other obligations that are subject to any priority or preferences under applicable law will be entitled to receive payment in full of all amounts due or to become due before the holders of the Notes will be entitled to receive any payment of principal or interest on the Notes. In addition, in the event of and during the continuation of any event of default with respect to any Senior Indebtedness and the holders of Senior Indebtedness have accelerated the maturity of such Senior Indebtedness due to such event of default, or if any judicial proceeding is pending with respect to the default in payment or event of default of such Senior Indebtedness, no payment on the principal of or interest on the Notes will be made unless and until the event of default has been cured or waived or the acceleration rescinded or annulled. If the event of default is other than for a default in payment of principal, premium or interest or an event of default arising from an insolvency event, the holders of Senior Indebtedness are required to provide notice to us that the holders have accelerated the maturity of such Senior Indebtedness.

No Additional Amounts

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Material United States Federal Tax Considerations” in this prospectus supplement.

Optional Redemption and Redemption Upon Special Events

We may, at our option, beginning on August 15, 2025, and on any Interest Payment Date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption.

In addition, we may, at our option, redeem the Notes at any time, including prior to August 15, 2025, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption, at any time before the Maturity Date, upon the occurrence of:

•	a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (1) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (2) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling,

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regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”); (3) an amendment to or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or (4) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, which change or amendment or challenge becomes effective or which pronouncement, decision or challenge is announced on or after the Issue Date, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;
•

a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (1) any amendment to, clarification of, or change in (including any announced prospective change), the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the Issue Date, (2) any proposed change in those laws, rules or regulations that is announced or becomes effective after the Issue Date, or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent), for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, as then in effect and applicable to us, for so long as any Notes are outstanding; or

•	us becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

The Notes may not otherwise be redeemed prior to the Maturity Date.

In the event of any redemption of the Notes, we will cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes not less than 10 business days nor more than 60 calendar days prior to the redemption date.

If less than all the Notes of a series are to be redeemed, the Trustee shall select, pro rata, by lot or in such other manner is it shall deem appropriate and fair (subject to the customary procedures of any depositary or exchange) the numbers of Notes to be redeemed in whole or in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed and the depositary will request the Trustee to mark down, endorse or return the Note to reflect the reduction in the principal amount as a result of such partial redemption.

Deemed Exchange

Under general principles of U.S. federal income tax law, the modification of a debt instrument may result in a deemed exchange of the original debt instrument for a new debt instrument. Generally, the modification of a debt instrument will result in a deemed exchange if such modification is “significant” within the meaning of applicable U.S. Treasury regulations. A modification is generally “significant” if, based on all the facts

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and circumstances and taking into account all modifications collectively, the legal rights and obligations that are altered and the degree to which they are altered are economically significant. If the Notes were treated as significantly modified, a holder might recognize gain or loss on the deemed exchange of the Notes for “new” notes, and the timing of a holder’s inclusion of income with respect to the “new” notes might be different from that described above.

Due to the possible discontinuance of LIBOR, recently proposed U.S. Treasury regulations (which taxpayers are permitted to rely on pending their finalization) provide guidance where substituting an alternative reference rate that is a “qualified rate” for LIBOR would generally not result in a significant modification, provided the fair market value of the debt instrument is unchanged. If LIBOR is discontinued, the alternative reference rate in lieu of LIBOR in the Floating Rate Period and certain other factors related to the Notes would need to meet the requirements of the U.S. Treasury regulations such that a significant modification of the Notes would not result. We cannot guaranty that a significant modification would not occur. If such substitution were a significant modification, there would be a deemed exchange of the Notes, which could trigger recognition of gain or loss for holders of the Notes.

Events of Default; Limitations on Suits

The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

•	a court having jurisdiction enters (1) a decree or order for relief in an involuntary case or proceeding under any applicable bankruptcy or other similar law or (2) a decree or order adjudging us bankrupt or insolvent, or approving a petition seeking our reorganization, arrangement, adjustment or composition of or in respect under any applicable law, or appointing a custodian, liquidator, or other similar official of the Company or of any substantial part of our property, or ordering the winding up or liquidation of our affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

•	the commencement of a voluntary case or proceeding under any applicable bankruptcy or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us to the entry of a decree or order for relief in respect in an involuntary proceeding under any applicable bankruptcy or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by us to the filing of such petition or to the appointment of or taking possession by a custodian, liquidator or similar official of the Company or of any substantial part of our property or the taking of corporate action by us in furtherance of any such action; or

•	the appointment by a competent government agency having primary regulatory authority over any Material Bank Subsidiary (as defined below) under any applicable banking, insolvency or similar law now or the entry of a decree or order in any case or proceeding under any applicable federal or state banking, insolvency or other similar law now or hereafter in effect appointing any receiver of any Material Bank Subsidiary.

A “Material Bank Subsidiary” means TriState Capital Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

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If any of the foregoing occurs and is continuing, the principal and interest in respect of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

The Notes and Indenture provide for the following additional events of default, which do not permit acceleration of the payment of principal or interest in respect of the Notes:

•	our default in the payment of any interest upon the Notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days (whether or not payment thereof is permitted pursuant to the subordination provisions of the Indenture);

•	our default in the payment of the principal of (or premium, if any, on) the Notes when due, whether at maturity, upon redemption, by acceleration or otherwise (whether or not payment thereof is permitted pursuant to the subordination provisions of the Indenture); or

•	our default in the performance, or breach, of any term, covenant or agreement in the Indenture applicable to us and the Notes in this series, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default under the Indenture.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our performance of any other obligation under the Notes or the Indenture. However, if any of the foregoing additional events of default occurs, then the Trustee may, subject to certain limitations and conditions and the subordination provisions of the Indenture, exercise all remedies otherwise permitted by applicable law.

The Indenture provides that the Trustee will be under no obligation to exercise any remedy under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee security or indemnity acceptable to it against the losses. costs, expenses, and liabilities which may be incurred by it in complying with such request or direction. Subject to the foregoing and certain other rights of the Trustee, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, may take any other action deemed proper by the Trustee which is not inconsistent with such direction and the Trustee need not take any action which it in good faith determines might involve it in personal liability or be unjustly prejudicial to the holders not consenting.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or a Note, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

•	the holders of not less than 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

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•	such holder or holders have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

•	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no holders of Notes shall have any right to affect, disturb or prejudice the rights of any other holders of securities under the Indenture, or to obtain or to seek to obtain priority or preference over any such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of such holders of securities and the Trustee shall not be obligated to determine if any action of holders is prejudicial to any other holder.

The Indenture requires the Trustee to notify the holders of the Notes within 90 days regarding the existence of any default under the Indenture known by the Trustee, unless the default has been cured or waived. However, except in the case of a payment default of the principal of or interest on the Notes, the Trustee may withhold notice of a default if and so long as the Trustee in good faith determines that withholding of such notice is in the interests of the holders of the Notes. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.

We are required to deliver to the Trustee, within 120 days after the end of each of our fiscal years ending after the issue date of the Notes, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default, its status, and steps to cure such default.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	reduce the principal amount thereof or premium, if any, or the rate of interest thereon;
•	extend the Maturity Date of or extend the time of payment of interest thereon;

•	modify the Indenture with respect to the subordination of the Notes in a manner adverse to the holders of the Notes;

•	reduce the percentage in principal amount of the Notes required to consent to any supplemental indenture; or
•	modify the provisions requiring the consent of each holder with respect to modification and waiver.

In addition, the holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with terms, conditions, and provisions of the Indenture, as well as any past default and the consequences of the default, other than any default in the payment of principal or

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interest, any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note or any Event of Default that permits the acceleration of the Notes.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the Indenture;

•	to add to our covenants for the protection of holders of the Notes and to make the occurrence of a default in any of such additional covenants an Event of Default;

•	to modify, change, or eliminate any provisions of the Indenture, if the addition, change, or elimination becomes effective only when there are no debt securities outstanding of any series issued under the Indenture that are entitled to the benefit of the provision or if the addition, change or elimination will not apply to any outstanding Notes;

•	to cure any ambiguity or omission or correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture;
•

to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to make such other provisions in regard to matters or questions arising under the Indenture, provided such other provisions shall not adversely affect in any material respect the interests of the holders of the Notes;

•	to evidence the acceptance of appointment by a successor trustee;

•	to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and to add certain provisions expressly permitted by the Trust Indenture Act;

•	to establish the form or terms of the Notes;
•	to provide for uncertificated Notes or otherwise alter the Indenture to facilitate the issuance, legending, or transfer of the Notes in a manner that does not materially adversely affect any holder of the Notes and does not result in any violation of applicable securities law;

•	supplement any provisions of the Indenture necessary to permit or facilitate the defeasance, covenant defeasance or discharge of the Notes, provided that such action does not adversely affect the interests of the holders of the Notes or any other debt securities issued under the Indenture;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded; or
•	to implement any Alternative Rate or any transition provisions after a LIBOR Event has occurred (or in anticipation thereof).

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that the supplemental indenture complies with the terms of the Indenture.

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Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of and interest and any other sums due on the Maturity Date or a redemption date of the Notes, as applicable. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen, or mutilated Notes and the right to receive payments of the principal of and interest on the Notes when such payments are due. We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements, including, among other things, providing an opinion of counsel, not having a default under the Indenture or the Notes, the discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act, and the discharge may not result in our becoming an investment company under the Investment Company Act of 1940, as amended.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation, or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture with respect to the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if:

(i)	all outstanding Notes and all other outstanding debt securities issued under the Indenture
(a) have been delivered for cancellation; or
(b) (1) have become due and payable,
(2) will become due and payable at their stated maturity within one year, or
(3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee
(and in each case, we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of and interest on all outstanding Notes and any other sums due on the stated Maturity Date or redemption date, as the case may be);
(ii)	we have paid all other sums payable by us with respect to the Notes; and
(iii)	we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge (or any defeasance) of the Indenture have been satisfied.

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Consolidation, Merger and Sale of Assets

The Indenture provides that we may not consolidate with or merge into any other person or sell or convey all or substantially all of our and our subsidiaries’ assets to any person unless:

•	either the we shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America and such corporation shall expressly assume the payment of the principal of (and premium, if any, on) and any interest on all the Notes and our obligations under the Indenture; and

•	we or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default under the Indenture.

Further Issues

If no Event of Default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes under the Indenture ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such additional Notes and the first payment of interest following the issue date of such additional Notes); provided, however, that a separate CUSIP number will be issued for any such additional Notes unless such additional Notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of DTC. In addition, we may, from time to time, create and issue other series of subordinated debt securities under the Indenture having different terms than the Notes.

Determinations and Decisions

We, the calculation agent, and IFA are expressly authorized to make certain determinations, decisions, and elections under the terms of the Notes, including with respect to an Alternative Rate for the use of Three-Month LIBOR for the Floating Rate Period. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate, or adjustment, business day convention and manner of calculating interest or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes and the Trustee absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by the calculation agent, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Notes or the Trustee.

The Indenture provides that the Trustee will have no liability relating to any delay caused by the calculation agent’s failure to timely or appropriately determine the rate of interest borne by the Notes and certain other actions related to Three-Month LIBOR.

Calculation Agent

We will appoint a calculation agent for the Notes prior to the commencement of the Floating Rate Period. We or an affiliate of ours may assume the duties of the calculation agent.

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Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace, or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at U.S. Bank National Association, 100 Wall Street, 6th Floor, New York, New York 10005, as the paying agent for the Notes.

Governing Law

The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to our general creditors;

•	not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation, or similar proceedings of a bank holding company or a major bank subsidiary;

•	only be callable after a minimum of five years following issuance, except upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and
•	unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

Ownership of the Offered Notes will be represented by one or more global certificates, which we refer to individually as a “Global Note” and collectively as the “Global Notes,” deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Offered Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Offered Notes for all purposes of the Indenture. Upon the

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issuance of the Offered Notes and the deposit of the Global Note or Global Notes representing the Offered Notes with or on behalf of DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Offered Notes represented by such certificate or certificates to the accounts of the participants. The accounts to be credited will be designated by the purchasers of the Offered Notes. Investors may not elect to receive a certificate representing their Offered Notes while the Offered Notes are held by the Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent, or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed

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by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities Depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities Depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary), in which case certificates for the Notes will be printed and delivered.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions, and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions, and other matters relating to beneficial interests in Global Notes may be

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subject to various policies and procedures adopted by DTC from time to time. None of TriState Capital Holdings, Inc., the Trustee, or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising, or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither TriState Capital Holdings, Inc. nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies, and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this subsection concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

U.S. Bank National Association is acting as Trustee under the Indenture.

Notices

Notices to the Holders of individual certificates will be given to such holders at their respective addresses in the Register, or in the case of Global Notes, electronic delivery in accordance with DTC’s applicable procedures.

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MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a general discussion of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Offered Notes offered hereby. This summary is for general information only, does not provide a complete analysis of all potential tax considerations, and is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed regulations of the United States Department of Treasury, or the Treasury Regulations, as well as existing interpretations relating thereto, all as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). As a result, the tax considerations when acquiring, owning or disposing of the Offered Notes could differ from those described below.

We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary including our conclusion that this offering will be treated as a “qualified reopening,” and we cannot assure you that the IRS will agree with such statements and conclusions nor that the IRS will not assert, or a court would not sustain, a challenge to one or more of the tax consequences described below. The offering of the Offered Notes will be a qualified reopening for United States federal income tax purposes. Accordingly, the Offered Notes will have same issue price and issue date as the Original Notes and will be treated as part of the same issue for United States federal income tax purposes as the Original Notes.

Except where otherwise noted, this discussion addresses only those beneficial owners of the Offered Notes that purchase their Offered Notes in the offering and that hold the Notes as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes for any reason other than as capital assets. In addition, this summary does not address the potential application of the Medicare contribution tax on net investment income or the tax laws of any state, local or non-U.S. jurisdiction or U.S. federal tax laws (such as estate and gift taxes) other than U.S. federal income tax law, nor does it address any consequences that may result pursuant to Treasury Regulations promulgated under Section 385 of the Code with respect to any holder that is considered related to us for purposes of such Treasury Regulations. We intend, and by acquiring any Offered Notes each beneficial owner of an Offered Note will agree, to treat the Offered Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Offered Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:

•	entities treated as partnerships or S corporations for U.S. federal income tax purposes or persons who hold the Offered Notes through entities treated as partnerships or S corporations for U.S. federal income tax purposes,

•	financial institutions and banks,

•	insurance companies,

•	qualified insurance plans,

•	tax-exempt organizations,

•	qualified retirement plans and individual retirement accounts,

•	governmental entities,

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•	brokers, dealers or traders in securities or currencies,

•	regulated investment companies,

•	real estate investment trusts or grantor trusts,

•	persons whose functional currency is not the U.S. dollar,

•	persons subject to the alternative minimum tax provisions of the Code,

•	persons who purchase or sell the Offered Notes as part of a wash sale,

•	persons who hold the Offered Notes as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale” or “conversion transaction,” as these terms are used in the Code,

•	certain U.S. expatriates,

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Offered Notes being taken into account in an applicable financial statement (as defined in Section 451 of the Code),

•	Non-U.S. Holders (as defined below) who are present in the United States for 183 days or more in a taxable year, and

•	controlled foreign corporations and passive foreign investment companies and shareholders of such corporations.

You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of an Offered Note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust: (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust; or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If any entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Offered Notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partner and the partnership. Partnerships and partners in partnerships considering an investment in the Offered Notes are urged to consult their tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of Notes.

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Payments of Interest and Original Issue Discount on the Offered Notes. The Offered Notes will initially bear interest at a fixed annual rate. From and including May 15, 2025, the Offered Notes will bear interest at a variable rate equivalent to Three-Month LIBOR plus a fixed mark-up. A U.S. Holder will be required to recognize as ordinary income any interest paid or accrued on the Offered Notes (not including any pre-issuance accrued interest, as described below), in accordance with the holder’s regular method of tax accounting. A portion of the initial purchase price of the Offered Notes is attributable to pre-issuance accrued interest, which accrued from the issue date of the Original Notes. This amount will be treated as a return of the initial purchase price when the first payment of interest is made, and reduce the amount treated as interest on the Offered Notes.

Amortizable bond premium. A U.S. holder who purchases an Offered Note for an amount greater than its principal amount will be treated as acquiring the Offered Notes with amortizable bond premium. For this purpose, the initial purchase price of an Offered Note will not include amounts paid in respect of pre-issuance accrued interest as described above. A U.S. holder that acquires an Offered Note with amortizable bond premium may elect to amortize the premium, under a constant yield method, over the term of the Offered Notes, which will reduce the amount of interest income required to be included in the U.S. holder’s gross income. An election to amortize bond premium applies to all taxable debt instruments then owned by the U.S. holder and may be revoked only with the consent of the IRS.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition. Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the (i) amount of cash and the fair market value of any property received (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. Holder has not previously included the accrued interest in income) and (ii) such U.S. Holder’s adjusted tax basis in the Offered Note. A U.S. Holder’s adjusted tax basis in the Offered Note generally will equal the cost of the Offered Note to the U.S. Holder less pre-issuance accrued interest less any principal payments received by such U.S. Holder. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder has held the Offered Note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. U.S. Holders are urged to consult their tax advisor regarding such limitations.

Backup Withholding and Information Reporting. Information returns generally will be filed with the IRS in connection with interest payments on the Offered Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes unless the U.S. Holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding (currently at a rate of 24%) may be imposed on these payments unless the U.S. Holder provides the applicable withholding agent with a correct taxpayer identification number, or TIN, certifies under penalties of perjury, that the TIN is correct as well as certain other information, including that the holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax; the amount of any backup withholding from a payment to a U.S. Holder generally will be allowable as a credit against the U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder may be entitled to a refund of any amounts withheld under the backup withholding rules that exceed such U.S. Holder’s income tax liability, provided in each case the required information is timely furnished to the IRS. U.S. Holders are urged to consult their tax advisor regarding qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of the Offered Notes that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. Holder.

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Withholding. Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA Withholding,” payments of principal and interest on the Notes to any Non-U.S. Holder, and gain realized on any sale, exchange, or other disposition of the Offered Notes by a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax provided that:

•	such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (or, if a treaty applies, are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);
•	such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our voting stock;
•	such Non-U.S. Holder is not a controlled foreign corporation (as defined in Section 957(a) of the Code that, for U.S. federal income tax purpose is related (within the meaning of Section 864(d)(4) of the Code) to us;
•	the Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
•	the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below.

The statement requirement referred to in the preceding paragraph will generally be fulfilled if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form or such other form as the IRS may prescribe) to the applicable withholding agent certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides it name and address. If the Non-U.S. Holder holds the Offered Notes through a financial institution or other agent acting on its behalf, such holder may be required to provide the appropriate certifications to its agent. The holder’s agent may then be required to provide the appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign estates and trusts, and in certain circumstances, certifications as to foreign status of trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

A Non-U.S. Holder that cannot satisfy the “portfolio interest exemption” requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30% with respect to payments of interest on the Offered Notes, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) the Non-U.S. Holder provides a properly completed IRS W-8ECI stating that the payments of interest on the Offered Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) and the Non-U.S. Holder meets the certification requirement discussed in the following section.

Non-U.S. Holders should consult their tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

Income or Gain Effectively Connected with a U.S. Trade or Business. If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Offered Notes or gain from the sale, exchange, or other disposition of the Offered Notes is effectively connected with the conduct of such trade or business (and, if a treaty applies, such income or gain is attributable to a permanent establishment or fixed base maintained

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by such Non-U.S. Holder in the United States), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in the same manner as if it were a U.S. Holder. In lieu of the certification described above under the heading “—Withholding,” such Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax, at a 30% rate (or such lower rate provided by an applicable treaty), on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition. Subject to the discussions of FATCA and Information Reporting and Backup Withholding below, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under “—Withholding”), a Non-U.S. Holder will generally not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or other disposition of the Offered Notes, unless (a) that holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met or (b) the gain is effectively connected with the conduct of a United States trade or business of the holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Holder). If the exception under (a) applies, the Non-U.S. holder will generally be subject to tax equal to 30% on the gain realized except as provided under an applicable treaty. If the exception under (b) applies, the Non-U.S. Holder will be subject to U.S. federal income tax in the same manner as a U.S. Holder unless an applicable treaty provides otherwise, and if such holder is a corporation, it may be subject to an additional branch profits tax at a rate of 30% (or such lower rate provided by an applicable treaty).

Information Reporting and Backup Withholding. Any payments of interest on the Notes to a Non-U.S. Holder will generally be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder is a resident. Backup withholding (currently at a rate of 24%) generally will not apply to “reportable payments” if a Non-U.S. Holder satisfies the statement requirement described under “—Withholding” above, or the holder otherwise establishes an exemption, provided that no applicable withholding agent has actual knowledge or reason to know that the holder is a United States person. The proceeds of a disposition (including a retirement or redemption) effected outside the United States by a Non-U.S. Holder of the Offered Notes to or through a foreign office of a broker generally will not be subject to backup withholding or related information reporting. However, the proceeds of a disposition effected at a foreign office of a broker will be subject to information reporting and backup withholding if the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a United States address, or the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless that broker has documentary evidence in its files of such holder’s status as a Non-U.S. Holder or an exemption is otherwise established, provided that no applicable withholding agent has actual knowledge or reason to know that the holder is a United States person. If that broker is, however, for U.S. tax purposes, a United States person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business within the United States for a specified three-year period, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, such information reporting requirements will apply (but backup withholding generally will not apply) unless that broker has documentary evidence in its files of such holder’s status as a Non-U.S. Holder or an exemption is otherwise established, provided that no applicable withholding agent has actual knowledge or reason to know that the holder is a United States person. Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will generally be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and the Non-U.S. Holder may be entitled to a refund of any amounts withheld under the backup withholding rules that exceed such Non-U.S. Holder’s income tax liability, provided in each case the

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required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

FATCA Withholding

Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) impose a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” and “non-financial foreign entity” unless such entity satisfies certain requirements described below. The term “withholdable payment” includes interest paid with respect to the Notes and, with respect to sales or other dispositions of the Offered Notes, the gross proceeds of the sale or other disposition of the Notes. However, proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to payments of gross proceeds from the sale, exchange or other disposition of the Offered Notes. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final regulations. Potential holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the Offered Notes.

In the case of withholdable payments made to a “foreign financial institution” (e.g., a foreign bank or broker, or certain foreign investment entities), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States, which we refer to as an “FFI Agreement,” or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, which we refer to as an “IGA,” to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. FATCA also imposes the same withholding tax of 30% on withholdable payments made to a foreign entity that is not a financial institution (as a beneficial owner), subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, adequate information about any “substantial” U.S. owner (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity).

If an Offered Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA.

Non-U.S. Holders, and U.S. Holders holding the Offered Notes through a non-U.S. intermediary, should consult with their own tax advisors regarding the possible application of FATCA to the Offered Notes.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE OFFERED NOTES TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE OFFERED NOTES TO YOU.

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BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code that may be relevant if you are acting on behalf of, are using assets of, or are a fiduciary of, employee benefit plans that subject to Part 4 of Subtitle B of Title I of ERISA (such as a profit sharing, pension, or other qualified retirement plans (“ERISA Plans”)), individual retirement accounts, or IRAs, Keogh plans or other plans and other arrangements subject to Section 4975 of the Code (collectively with ERISA Plans, the “Plans”, and each a “Plan”), or if you are acting on behalf of or using assets of an entity that is deemed to hold assets of a Plan. The following also discusses certain considerations for Non-ERISA Arrangements (as defined below).

ERISA and Section 4975 of the Code impose certain requirements and duties on Plans, fiduciaries of Plans, and entities (including certain insurance company general accounts) whose underlying assets are deemed “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of a Plan’s investment therein (a “Plan Asset Entity”).

Employee benefit plans sponsored by a governmental agency, certain benefit plans sponsored by not for profit organizations or churches and certain non-U.S. plans are not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code (referred to as “Non-ERISA Arrangements”), but may be subject to laws that are substantially similar (each, a “Similar Law”).

The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to invest in the Offered Notes. The following discussion is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Offered Notes by a Plan or Non-ERISA Arrangement. The following discussion is not intended to be legal advice. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Offered Notes. References herein to the purchase, holding or disposition of Offered Notes also refer to the purchase, holding or disposition of any beneficial interest in the Offered Notes.

Fiduciary Considerations

Before investing in the Notes, the fiduciary of an ERISA Plan should consider whether an investment will satisfy the applicable requirements set forth in Part 4 of Title I of ERISA, including whether the investment:

•	will satisfy the prudence and diversification standards of ERISA;
•	will be made solely in the interests of the participants and beneficiaries of the Plan;
•	is permissible under the terms of the Plan and its investment policies and other governing instruments; and
•	is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and for defraying the reasonable expenses of administering the Plan.

The fiduciary of a Plan should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the Offered Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Offered Notes are unsecured and subordinated, and the tax consequences of the investment. The fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Offered Notes satisfies its obligations imposed under Similar Laws and whether an investment is consistent with the terms of the governing instruments of the Non-ERISA Arrangement.

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Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code may prohibit Plans, fiduciaries of Plans and Plan Asset Entities from engaging in certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code (referred to here as “parties in interest”) unless relief is available under an applicable statutory, regulatory or administrative exemption. Parties in interest who engage in a non-exempt prohibited transaction may be subject to excise taxes or other liabilities, and the transaction may be subject to rescission. If you are acting on behalf on an IRA that you maintain or a beneficiary maintains, engaging in a prohibited transaction can result in the IRA losing its tax exempt status and its assets will be deemed to be distributed to you or the beneficiary, as applicable, in a taxable distribution. In addition, a fiduciary of a Plan who permits the Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits the fiduciary earned in the transaction. Similar Laws may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Offered Notes should consider whether the investment, including the holding or disposition of the Offered Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.

Without regard to whether the Offered Notes may cause our assets to be treated as plan assets under the plan asset regulations, we, the underwriters and our current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Offered Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code. For example, a purchase of the Offered Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan, which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief is available.

A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan may wish to consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (a) the in-house asset manager exemption (PTCE 96-23); (b) the insurance company general account exemption (PTCE 95-60); (c) the bank collective investment fund exemption (PTCE 91-38); (d) the insurance company pooled separate account exemption (PTCE 90-1); and (e) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Offered Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that any of these administrative or statutory exemptions will be available with respect to a transaction involving the Offered Notes or with respect to any particular Plan. Purchasers should consult their own legal counsel to determine whether any purchase will constitute a prohibited transaction and whether exemptive relief is available.

Plan Look-Through

As noted above, the plan asset regulations provide that the assets of an entity may be deemed assets of a Plan by reason of that Plan’s investment in equity interests of the entity (so-called “Plan look-through”) unless an exemption under the plan assets regulations applies. If our assets were deemed to be assets of a Plan that purchased Offered Notes, among other things, the provisions of ERISA and Section 4975 of the Code that apply to the Plan would apply to transactions in which we engage. There will not be Plan look-through if the investment by Plans is in a form other than an equity interest, which is defined in the plan asset regulations to mean an interest other than an instrument that is treated as indebtedness under applicable

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local law and which has no substantial equity features. Purchasers should consult their own legal counsel to determine whether the Offered Notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations.

Representations and Obligations

Each purchaser or holder of an Offered Note, including each fiduciary who causes an entity to purchase or hold an Offered Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Offered Note that either:

•	it is neither a Plan, Plan Asset Entity nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or
•	its purchase, holding and subsequent disposition of the Note will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (b) a breach of fiduciary or other duty under applicable law.

Each purchaser or holder of an Offered Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Offered Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as a representation that an investment in the Offered Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Offered Notes is appropriate for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

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UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement with Stephens Inc., as representative of the underwriters, with respect to the Offered Notes that we are offering hereby. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, severally and not jointly, the principal amount of the Offered Notes indicated in the table below.

Underwriters	Principal Amount of Notes
Stephens Inc.	$16,875,000
PNC Capital Markets LLC	$16,875,000
Raymond James & Associates, Inc.	$3,750,000
Total	$37,500,000

Certain members of our management team have indicated an interest in purchasing Offered Notes in this offering at the public offering price. However, because an indication of interest is not a binding agreement or commitment to purchase, such members of management may determine to purchase a lesser amount of Notes or not to purchase any Notes in this offering. In addition, the underwriters could determine to sell a lesser amount or not to sell any Notes to such members. The underwriters will receive the same underwriting discount on any Notes sold to members of our management team as they will on any other Notes sold to the public in this offering.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed to purchase all of the Offered Notes sold under the underwriting agreement if any of these Offered Notes are purchased.

The following table shows the per Offered Note and total underwriting discounts and commissions we will pay the underwriters:

	Per Note	Total
Public offering price	100%	$37,500,000
Underwriting discounts and commissions	1.50%	$562,500
Proceeds, before expenses	98.50%	$36,937 500

We estimate that our total expenses of the offering, excluding underwriting discounts, will be approximately $260,000. We have also agreed to reimburse the underwriters for certain of their fees and expenses, although we have not agreed to reimburse the underwriters for their counsel’s fees. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Indemnity

We have agreed to indemnify the underwriters and persons who control the underwriters against liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Additional Issue of Notes

There is currently outstanding $60 million in aggregate principal amount of Original Notes that were issued on May 11, 2020. The Offered Notes will be fungible with the Original Notes and the Offered Notes and the Original Notes, taken together, will be treated as a single series for all purposes. Upon the issuance of the Offered Notes, the outstanding aggregate principal amount of Notes will be $97,500,000 million.

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Market Making, Stabilization and Other Transactions

There is currently no public trading market for the Notes. In addition, the Original Notes have not been listed on any securities exchange or quoted on a quotation system, and we have not applied and do not intend to apply to list the Offered Notes on any securities exchange or to have the Offered Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Offered Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Offered Notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the Offered Notes will develop, that you will be able to sell your Offered Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Offered Notes does not develop, the market price and liquidity of the Offered Notes may be adversely affected. If the Offered Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Offered Notes, our operating performance and financial condition, general economic conditions and other factors.

In connection with this offering of the Offered Notes, the underwriters may engage in overallotment and stabilizing transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Offered Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Offered Notes. Stabilizing transactions may cause the price of the Offered Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing transactions, they may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available by e-mail or on the websites maintained by the underwriters. In connection with this offering, the underwriters or certain securities dealers may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate the Offered Notes for sale to online brokerage account holders. Any such allocation of online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by the underwriters or syndicate member is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Conflicts of Interest

An affiliate of PNC Capital Markets LLC, which is an underwriter in this offering, is a lender under the Credit Agreement with Texas Capital Bank. As disclosed in “Use of Proceeds” in this prospectus supplement, we may use the proceeds of this offering to repay this line of credit, in which case the affiliate of PNC Capital Markets LLC may receive in excess of 5% of the net proceeds of this offering. Consequently, PNC Capital Markets LLC is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. This offering will therefore be conducted in compliance with the applicable provisions of FINRA Rule 5121. PNC Capital Markets LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holders. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a “qualified independent underwriter” is not required in connection with this offering as the Notes will be investment grade-rated by one or more nationally recognized statistical rating agencies.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any documents we have filed with the SEC on the SEC’s website found at www.sec.gov and our website described below.

We have filed with the SEC a Registration Statement on Form S-3 (File No. 333-235713) relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website and our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporated by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (File No. 001-35913) other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 11, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2020, February 7, 2020, March 26, 2020, April 16, 2020, May 5, 2020, May 11, 2020 and May 20, 2020; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 6, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

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AVAILABLE INFORMATION

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments thereto, are available on our website as soon as reasonably practicable after the reports are filed with or furnished to the SEC. Copies can be obtained free of charge in the “Investor Relations” section of our website at www.tristatecapitalbank.com. Our SEC filings are also available through the SEC’s website at www.sec.gov. Copies of these filings are also available by writing the Company at the following address:

TriState Capital Holdings, Inc.

Attention: Investor Relations

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, PA 15219

(412) 304-0304

The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Notes offered by this prospectus supplement will be passed upon for us by Karla Villatoro de Friedman, our General Counsel, and Covington & Burling LLP, Washington, DC. As of May 28, 2020, Ms. Villatoro de Friedman held 375 depositary shares, each representing a 1/40th ownership interest in a share of our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, as well as 25,393 restricted shares of common stock and options to purchase 3,000 shares of common stock granted under our equity incentive plans, and was eligible to receive additional equity awards under such plans. Certain legal matters in connection with the offering will be passed upon for the underwriters by Fenimore, Kay, Harrison & Ford, LLP.

EXPERTS

The consolidated financial statements of TriState Capital Holdings, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statements in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Purchase Units

Subscription Rights

Units

We may offer, issue and sell from time to time up to $250,000,000, together or separately, in one or more offerings, the above-referenced securities. The securities we may offer may be convertible into or exchangeable for other securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “TSC.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Investing in our securities involves certain risks. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 1 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference into.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, purchase units, subscription rights and units in one or more offerings at an aggregate offering price of up to $250,000,000. The preferred stock, debt securities, warrants, purchase contracts, purchase units, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us, or debt or equity securities issued by one or more other entities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “our company” and “the Company” refer to TriState Capital Holdings, Inc., a Pennsylvania corporation, and its consolidated subsidiaries.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.tristatecapitalbank.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-35913 unless otherwise stated), which are considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 19, 2019 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2019, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 7, 2019, August 6, 2019 and November 5, 2019, respectively;

•	our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than filed with, the SEC) filed with the SEC on May 20, 2019, May 23, 2019, May 29, 2019 and October 10, 2019;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on May 6, 2013, including any amendment or report filed with the SEC for purposes of updating such description;

•	the description of our Series A depositary shares, each representing a 1/40th interest in a share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, or the Series A Preferred Stock, contained (1) in our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Exchange Act on March 20, 2018, including any amendment or report filed with the SEC for purposes of updating such description and (2) under the headings “Description of Series A Preferred Stock” and “Description of Depositary Shares” in our final prospectus supplement, dated March 15, 2018, to the prospectus, dated December 21, 2017, which constitutes a part of our Registration Statement on Form S-3 (File No. 333-222074), filed under the Securities Act; and

•	the description of our Series B depositary shares, each representing a 1/40th interest in a share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, or the Series B Preferred Stock, contained (1) in our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Exchange Act on May 28, 2019, including any amendment or report filed with the SEC for purposes of updating such description and (2) under the headings “Description of Series B Preferred Stock” and “Description of Depositary Shares” in our final prospectus supplement, dated May 21, 2019, to the prospectus, dated December 21, 2017, which constitutes a part of our Registration Statement on Form S-3 (File No. 333-222074), filed under the Securities Act.

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All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you, upon written request on the Internet at www.tristatecapitalbank.com or upon written or oral request by contacting our Investor Relations department at TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, PA 15219. Attention: Investor Relations, (412) 304-0304. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and each prospectus supplement may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other measures of future financial or business performance, strategies or expectations. These statements are often, but not always, indicated through the use of words or phrases such as “achieve,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “maintain,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “sustain,” “target,” “trend,” “will,” “will likely result,” and “would,” or the negative version of those words or other comparable statements of a future or forward- looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections and beliefs or assumptions made by management, many of which, by their nature, are inherently uncertain. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that change over time and are difficult to predict, including, but not limited to, the following:

•	our ability to prudently manage our growth and execute our strategy;

•	including the successful integration of past and future acquisitions, our ability to fully realize the cost savings and other benefits of our acquisitions, manage risks related to business disruption following those acquisitions, and manage customer disintermediation;

•	deterioration of our asset quality;

•	our level of non-performing assets and the costs associated with resolving problem loans, including litigation and other costs;

•	possible loan and lease losses and impairment, changes in the value of collateral securing our loans and leases and the collectability of loans and leases;

•	possible changes in the speed of loan prepayments by customers and loan origination or sales volumes;

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•	business and economic conditions and trends generally and in the financial services industry, nationally and within our local market areas, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;

•	our ability to maintain important deposit customer relationships, our reputation and otherwise avoid liquidity risks;

•	changes in management personnel;

•	our ability to recruit and retain key employees;

•	volatility and direction of interest rates;

•	changes in accounting policies, accounting standards, or authoritative accounting guidance, including the current expected credit loss model, which may increase the level of our allowance for credit losses after adoption on January 1, 2020;

•	any impairment of our goodwill or other intangible assets;

•	our ability to develop and provide competitive products and services that appeal to our customers and target markets;

•	our ability to provide investment management performance competitive with our peers and benchmarks;

•	fluctuations in the carrying value of the assets under management held by our Chartwell Investment Partners, LLC subsidiary, as well as the relative and absolute investment performance of such subsidiary’s investment products;

•	operational risks associated with our business, including technology and cyber-security related risks;

•	increased competition in the financial services industry, particularly from regional and national institutions;

•	negative perceptions or publicity with respect to any products or services we offer;

•	adverse judgments or other resolutions of pending and future legal proceedings, and costs incurred in defending such proceedings;

•	changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, and potential expenses associated with complying with such laws and regulations;

•	our ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms;

•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to shareholders;

•	further government intervention in the U.S. financial system;

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•	natural disasters and adverse weather, acts of terrorism, cyber-attacks, an outbreak of hostilities or other international or domestic calamities, and other matters beyond our control;

•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory or compliance risk resulting from developments related to any of the risks discussed above; and

•	other factors that are discussed in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, and additional risk factors that may be set forth in any applicable prospectus supplement.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included or incorporated by reference in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which will arise. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

THE COMPANY

We are a bank holding company headquartered in Pittsburgh, Pennsylvania. We have three wholly owned subsidiaries: TriState Capital Bank, or the Bank, a Pennsylvania chartered bank; Chartwell Investment Partners, LLC, or Chartwell, a registered investment advisor; and Chartwell TSC Securities Corp., or CTSC Securities, a registered broker/dealer. Through our bank subsidiary we serve middle-market businesses in our primary markets throughout the states of Pennsylvania, Ohio, New Jersey and New York and we also serve high-net worth individuals on a national basis through our private banking channel. We market and distribute our banking products and services through a scalable branchless banking model, which creates significant operating leverage throughout our business as we continue to grow. Through our investment management subsidiary, we provide investment management services primarily to institutional investors, mutual funds and individual investors on a national basis. Our broker/dealer subsidiary, CTSC Securities, supports the marketing efforts for Chartwell’s proprietary investment products.

Our success has been built upon the vision and focus of our executive management team to combine the sophisticated products, services and risk management efforts of a large financial institution with the personalized service of a community bank. We believe that a results-based culture, combined with a well-managed middle-market and private banking business, and our targeted investment management business, will continue to grow and generate attractive returns for shareholders.

Our common stock is traded on Nasdaq under the symbol “TSC.” Our depositary shares representing a 1/40th interest in a share of our Series A Preferred Stock are traded on Nasdaq under the symbol “TSCAP” and our depositary shares representing a 1/40th interest in a share of our Series B Preferred Stock is traded on Nasdaq under the symbol “TSCBP.”

Our principal executive office is located at One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, and our telephone number at that office is (412) 304-0304.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

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RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in the section titled “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes that will be set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our capital stock. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update or change the terms and conditions of the securities as described in this prospectus. This summary is qualified by reference to the applicable provisions of the Pennsylvania Business Corporation Law, our Amended and Restated Articles of Incorporation, which we refer to as our Articles of Incorporation, and our By-Laws, as amended. You are urged to read those documents carefully. Copies of our Articles of Incorporation and By-Laws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

DESCRIPTION OF COMMON STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our By-Laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable Pennsylvania law, including the Pennsylvania Business Corporation Law.

General

Our Articles of Incorporation authorize us to issue a total of 45,000,000 shares of common stock, no par value per share. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of September 30, 2019, 29,296,970 shares of our common stock were issued and outstanding and held by 167 shareholders of record.

Voting. Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors.

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Dividends and other distributions. Subject to certain regulatory restrictions discussed in this prospectus and to the rights of holders of any preferred stock that we may issue, all shares of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock would be entitled to share equally in all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock.

Preemptive rights. Holders of our common stock do not have preemptive or subscription rights to acquire any authorized but unissued shares of our capital stock upon any future issuance of shares.

Preferred Stock. Our Articles of Incorporation permit us to issue up to 150,000 shares of one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock. See “Description of our Preferred Stock” for a description of rights and preferences that series of our preferred stock may have. As of September 30, 2019, 40,250 shares of our Series A Preferred Stock were issued and outstanding and 80,500 shares of our Series B Preferred Stock were issued and outstanding.

Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.

Rights of Selling Stockholders. In connection with our issuance of the Series C preferred stock to the Lovell Minnick funds, we entered into a Preferred Stock Purchase Agreement, dated as of April 24, 2012, as amended. Pursuant to the Preferred Stock Purchase Agreement, we agreed to comply with certain continuing obligations which, as in effect after our initial public offering, are described in more detail below.

Board representation. We agreed under the terms of the Preferred Stock Purchase Agreement as amended to appoint one individual designated by the Lovell Minnick funds to serve in the following positions for us and for TriState Capital Bank: (1) a Class IV director and, in the case of the Bank, a director; (2) a member of the Compensation Committee; and (3) a member of the Nominating and Corporate Governance Committee.

We also agreed that, for so long as the Lovell Minnick funds collectively hold more than 4.9% of our outstanding common stock, we would nominate the director designated by the Lovell Minnick funds for successive four-year terms and take any other lawful action within our power to cause the designee to be elected for terms as a director of TriState Capital and TriState Capital Bank. In addition, we agreed that vacancies created by any resignation or otherwise of a director designated by the Lovell Minnick funds will be filled with a successor director that has been designated by the Lovell Minnick funds. If a director nominee that has been designated by the Lovell Minnick funds is not elected for any reason, we have agreed that we will increase the number of directors, creating a vacancy on our board of directors, and then fill that vacancy with the Lovell Minnick fund’s designee. Unless increased pursuant to this covenant, we have agreed that the number of directors on our board will not exceed 14.

James E. Minnick was appointed in August 2012 to, and continues to serve on, our board of directors and the board of directors of TriState Capital Bank as the representative of the Lovell Minnick funds, and he also serves on certain of our committees, including the Compensation Committee and the Nominating and Corporate Governance Committee.

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Observer rights. In addition to the above-described board representation rights, we also agreed that, for so long as the Lovell Minnick funds collectively hold more than 4.9% of our outstanding common stock, we and TriState Capital Bank will invite one observer designated by the Lovell Minnick funds to our respective board meetings. This observer will be entitled to attend meetings and take notes, but will not be entitled to vote or participate in discussions at the meetings.

Indemnification. We agreed under the terms of the Preferred Stock Purchase Agreement that we will be the indemnitor of “first resort” with respect to any claims against the director designated by the Lovell Minnick funds for indemnification claims that are indemnifiable by both us and the Lovell Minnick funds. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses) and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against the Lovell Minnick funds.

Registration Rights

In connection with our issuance of the Series C preferred stock, we entered into a Registration Rights Agreement with the Lovell Minnick funds. The Registration Rights Agreement provides that the holders of at least 50% of our common stock (on an as-converted basis) that is held by the Lovell Minnick funds may require that we file a Form S-1 or similar “long-form” registration statement with the SEC to register the shares of our common stock that are issuable upon conversion of our Series C preferred stock. It is a condition to any such long-form demand registration that the aggregate offering price of the securities to be registered be at least $25.0 million.

In addition, holders of at least 25% of our common stock (on an as-converted basis) that is held by the Lovell Minnick funds may require that we file a Form S-3 or similar “short-form” registration statement with the SEC to register the shares of our common stock that are issuable upon conversion of our Series C preferred stock. It is a condition to any such short-form demand registration that the aggregate offering price of the securities to be registered be at least $10.0 million. We have agreed with the Lovell Minnick funds that the registration statement that includes this prospectus constitutes such a “short form” registration statement under the Registration Rights Agreement.

All demand registrations pursuant to the Registration Rights Agreement will be short-form registrations whenever we are permitted to use any applicable short form. We have agreed to use our best efforts to make short-form registrations available for the sale of any securities for which registration rights are available under the Registration Rights Agreement.

We are required to pay the expenses associated with the above-described demand registrations, including the registration relating to the offering made by this prospectus, even if the registration is not completed. Lovell Minnick, as the holder of a majority of the securities included in this demand registration has the right to select investment bankers and managers to administer the offering.

The Registration Rights Agreement also provides certain “piggyback” registration rights to the Lovell Minnick funds which were waived with respect to our initial public offering. Subject to certain limitations, in the event that we register any of our equity securities under the Securities Act (other than pursuant to an above-described demand registration or in connection with registration statements on Form S-4 or Form S-8), we must give notice to the Lovell Minnick funds of our intention to effect such a registration and must include in the registration statement all registerable securities for which we have received a written request for inclusion. We will be required to pay for all piggyback registration expenses, even if the registration is not completed. We will retain the right to select the investment bankers and managers to administer any underwritten offering in which piggyback registration rights are granted.

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The rights of any person to request a demand registration or to request inclusion in a piggyback registration pursuant to the Registration Rights Agreement will terminate upon the earliest time after an initial public offering at which a holder of the registerable securities: (1) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) of the Securities Act; or (2) holds 1% or less of our outstanding common stock and all of the registerable securities held by such holder may be sold in any three-month period without registration in compliance with Rule 144.

Anti-Takeover Effect of Governing Documents and Applicable Law

Provisions of governing documents. Our Articles of Incorporation and By-Laws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of TriState Capital, the assumption of control of TriState Capital by a holder of a large block of our voting stock and the removal of our management. These provisions: empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors; divide our board of directors into four classes serving staggered four-year terms; eliminate cumulative voting in elections of directors; require the request of holders of at least 10% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting; and require at least 60 days’ advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

Provisions of applicable law. The Pennsylvania Business Corporation Law also contains certain provisions applicable to us which may have the effect of impeding a change in control of TriState Capital. These provisions, among other things: prohibit shareholders from calling a special meeting, in most circumstances, or by acting by less than unanimous written consent; prohibit shareholders from proposing amendments to a corporation’s articles of incorporation; require (under Subchapter E of Chapter 25) that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation; prohibit (under Subchapter F of Chapter 25) for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power, provided that this provision does not apply to any business combinations approved by a corporation’s board of directors; generally prohibit (under Subchapter G of Chapter 25) a person or group who or which acquires voting power in an election of directors in excess of certain thresholds (20%, 33 1/3% and 50%) for the first time from voting the “control shares” (i.e., the shares acquired which result in the person exceeding the applicable threshold, plus all voting shares acquired in the preceding 180 days and any other voting shares acquired with the intent of making a “control-share acquisition”) unless voting rights are restored at a shareholders meeting requested by the acquiring shareholder by the affirmative vote of a majority of the shares eligible to vote in elections of directors of both (1) the disinterested shareholders and (2) all voting shares; require (under Subchapter H of Chapter 25) any person or group that publicly announces that it may acquire control of a public company, or that acquires or publicly discloses an intent to acquire twenty percent (20%) or more of the voting power of a public company, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 24 or subsequent 18 months; require (under Subchapter I of Chapter 25) the payment of minimum severance benefits to certain employees whose employment is terminated within two years of the approval of a control-share acquisition under Subchapter G of Chapter 25 of the Act; prohibit (under Subchapter I of Chapter 25) the cancellation of certain labor contracts in connection with a control-share acquisition under Subchapter G of Chapter 25 of the Act; expand the factors and groups (including, without limitation, shareholders) that a corporation’s board of directors can consider in determining whether an action or transaction is in the best interests of the corporation; provide that a corporation’s board of directors need not consider the interests of any particular stakeholder group as dominant or controlling in determining whether an action or transaction is in the best interests of the corporation; provide that a corporation’s directors, in order to satisfy the presumption that

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they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; and provide that the fiduciary duty of a corporation’s directors is due solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not directly by a shareholder.

In addition to the foregoing, the Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duties of directors do not require them to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan; render inapplicable, or make determinations under, provisions of the Act relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or act as the board of directors, a committee of the board or an individual director, solely because of the effect that the action could have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

The Pennsylvania Business Corporation Law further provides that any act of the board of directors, a committee of the board or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of the disinterested directors have assented will be presumed to satisfy the standard of care set forth in the statute, unless it is proven by clear and convincing evidence that disinterested directors did not consent to such act in good faith after reasonable investigation. As a result of this and the other provisions of the Pennsylvania Business Corporation Law, our directors have broad discretion with respect to actions that may be taken in response to acquisitions or proposed acquisitions of corporate control.

Through amendments to our Articles of Incorporation, we have opted out of coverage by Subchapters E, G and H of the Pennsylvania Business Corporation Law which are described above. As a result, those provisions would not apply to a non-negotiated attempt to acquire control of TriState Capital, although such an attempt would still be subject to the special provisions of our governing documents described in the paragraphs above.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our board of directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF PREFERRED STOCK

The following section describes the general terms of preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of our preferred stock described below and in any prospectus supplement are not complete. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our By-Laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable Pennsylvania law, including the Pennsylvania Business Corporation Law.

General

Our Articles of Incorporation permit us to issue, without shareholder approval, up to 150,000 shares of one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our board of directors. While

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the terms of preferred stock may vary from series to series, holders of our common stock should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

In March 2018, we completed the issuance and sale of a registered, underwritten public offering of depositary shares, each representing a 1/40th interest in a share of our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, or the Series A Preferred Stock, with a liquidation preference of $1,000 per share (equivalent to $25 per depository share).

In May 2019, we completed the issuance and sale of a registered, underwritten public offering of depositary shares, each representing a 1/40th interest in a share of our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, or the Series B Preferred Stock, with a liquidation preference of $1,000 per share (equivalent to $25 per depository share).

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our Articles of Incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

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As stated above in the “Description of Our Common Stock”, the authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Anti-Takeover Effects of Governing Documents and Applicable Law.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends on such preferred stock. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the

•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

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Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our Articles of Incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

Capitalized terms used but not defined in this section have the meanings given to those terms in the applicable prospectus supplement or, if not defined in the applicable prospectus supplement, in the applicable indenture.

As used in this section, “we,” “our,” “us” and the “Company” refer only to TriState Capital Holdings, Inc. and not to any of its subsidiaries.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

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•	the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

•	the maturity date or dates;

•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	the date of the debt securities if other than the date of original issuance;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;

•	the date or dates on which the principal of the debt securities of such series is payable;

•	the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

•	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;

•	the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

•	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, or $5,000 in the case of Bearer Securities, the denominations in which the debt securities will be issuable;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

•	if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

•	if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

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•	whether the debt securities will be issuable in book-entry only form;

•	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;

•	whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

•	any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

•	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt”;

•	any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

•	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness, as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in

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accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any rights of subordination.

Under the subordinated debt indenture, Senior Indebtedness means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

•	all obligations for borrowed money;

•	all obligations evidenced by debentures, debt securities or other similar instruments;

•	all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

•	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•	all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;

•	purchase money and similar obligations; and

•	any renewals, extensions, refundings or replacements of any of the foregoing.

Methods of Receiving Payments on the Debt Securities

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us) or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their last addresses as they appear on the register of holders or wired if held in book-entry form.

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Events of Default; Waiver

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:

•	our default in the payment of the principal (or premium, if any) on any of the debt securities of such series as and when due, either at maturity, upon redemption, by declaration or otherwise, or any payment required by any sinking or analogous fund with respect to any series of the debt securities;

•	our default in the payment of any installment of interest on the debt securities when due, and continuance of such default for a period of 90 days;

•	our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of that series specifying such failure and requiring it to be remedied;

•	a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

•	we or a Material Subsidiary commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or

•	any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

A Material Subsidiary means TriState Capital Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

If an event of default occurs and continues as described in the first, second, third or sixth bullet above, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (with a copy to the trustee, if given by holders) may declare the principal amount of the debt securities of that series to be immediately due and immediately payable. If an event of default occurs and continues as described in the fourth or fifth bullet above, the principal amount of all of the debt securities issued under the indentures shall automatically be deemed immediately due and payable.

The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.

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The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines in good faith may be unjustly prejudicial to the holders of the debt securities not consenting or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders of any debt securities or related coupons pursuant to the provisions of the indentures, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

•	such holder has previously given the trustee written notice of a continuing event of default;

•	holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;

•	the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default known to the trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any debt security or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations) unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, commencing with the year during which the first series of debt securities is issued under an indenture, a written statement signed by certain officers regarding our performance under the indenture throughout the year and specifying any known default in the fulfilment of any of our obligations under the indenture, together with certain additional details regarding any such known default.

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Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation, unless:

•	either we are the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

•	neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture.

Certain Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Modification of the Indenture

Unless we indicate otherwise in a prospectus supplement and except as set forth below, modification and amendment of an indenture, or entry into a supplemental indenture applicable to the debt securities, may be made only when authorized by our board of directors and with the consent of the holders of not less than a majority in principal amount of the debt securities outstanding affected by such supplemental indenture, voting together as a single class.

Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:

•	extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

•	reduce the percentage in principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;

•	modify the subordination provisions in a manner adverse to the holders of any debt security; or

•	modify any of the applicable provisions with respect to modification and waiver.

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In addition, we and the trustee may modify or amend the indentures as applicable to the debt securities, with the consent of our board of directors but without the consent of any holder of the debt securities, for any of the following purposes:

•	to evidence the succession of another corporation to the Company, or successive successions, and provide for the successor’s assumption of our covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

•	to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

•	to add or change any of the provisions of the indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

•	to modify, eliminate or add provisions of the indenture to such extent as necessary in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or any similar federal statute thereafter enacted, and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof or any corresponding provision in any similar federal statute hereafter enacted;

•	to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination (i) becomes effective only when there are no outstanding debt securities and created prior to the execution of such supplemental indenture that is entitled to the benefit from such provision or (ii) does not apply to any outstanding debt security;

•	(i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

•	to secure any series of debt securities; and

•	to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts.

The trustee shall not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.

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Subject to the requirements for the holders to waive a default related to bankruptcy events, defaults related to covenants or provisions that cannot be modified without the consent of each affected holder, and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such debt securities, holders of a majority in aggregate principal amount of the debt securities voting as a single class of such series or of all debt securities, as the case may be, then outstanding may waive all defaults with respect to that series or with respect to all securities treated as a single class and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment will extend to or affect any subsequent default.

Outstanding Debt Securities; Determinations of Holders’ Actions

Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us, any other obligor of the debt securities or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for determining whether the trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded, and debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.

Satisfaction and Discharge

Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:

•	either:

•	all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (i) coupons on Bearer Securities that meet certain conditions, (ii) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (iii) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (iv) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

•	all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) are by their terms due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (i) and (iii) in the preceding bullet point, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

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•	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;

•	upon demand of and at our cost and expense, the trustee has executed instruments reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance

Legal Defeasance

Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities after we have made the deposit referred to below and the conditions precedent and subsequent set forth below are satisfied, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest when due on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, replace stolen, lost or mutilated debt securities, maintain paying agents and hold funds for payment in trust, and rights, powers, trusts, duties and immunities with respect to the trustee) if:

•	we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities until maturity or redemption in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

•	no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

•	such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•	such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

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•	we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture there has been a change in the applicable United States federal income tax law to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance

Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:

•	the satisfaction of the conditions described above in “–Legal Defeasance and Covenant Defeasance – Legal Defeasance,” other than with respect to the sixth bullet point; and

•	our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Limitation on Individual Liability

No incorporator or past, present or future stockholder, officer or director of ours or any successor corporation, as such, will have any liability for any obligations, covenants or agreements of ours under the debt securities or the indentures or because of any indebtedness evidenced thereby. Each holder of a debt security, by accepting a debt security waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

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Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to appoint a successor trustee with respect to the affected securities promptly. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Notices

Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.

Book-Entry Delivery and Settlement

Global Debt Securities

We will issue any debt securities in the form of one or more global debt securities in definitive, fully registered, book-entry form. The global debt securities will be deposited with or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global debt securities through DTC.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of security certificates.

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•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•	Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global debt securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global debt securities; and

•	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global debt security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global debt security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global debt security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global debt security.

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Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global debt securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global debt security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through such participants will be governed by standing instructions and customary practice as is currently the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certificated Debt Securities

Individual certificates in respect of any debt securities will not be issued in exchange for the global debt securities, except in very limited circumstances. We will issue or cause to be issued certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by a global debt security upon surrender by DTC of the global debt security if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for such global debt security or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated debt securities; or

•	subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global debt security.

Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of any certificated debt security to be issued.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each depositary share will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, depositary receipts, our Articles of Incorporation and any amendments thereto relating to the applicable series of our preferred stock that will be filed with the SEC. Therefore, you should carefully consider the actual provisions in these documents.

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General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will terminate, except the right to receive money, securities or other property payable upon redemption.

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Voting

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote the shares of our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all holders of depositary shares.

Charges of Depositary

We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of our preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of our preferred stock; and

•	all withdrawals of our preferred stock by owners of depositary shares.

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Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase debt securities, common stock, preferred stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable

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warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement and related form of warrant certificate representing the warrants, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number or amount of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of our common stock or preferred stock will not have any rights of holders of our common stock or preferred stock purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

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Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

•	a discussion of the material United States federal income tax considerations applicable to the purchase contracts or purchase units;

•	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

•	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

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The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of each share of our common stock or preferred stock or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	the conditions to completion of the offering of subscription rights;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

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DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

•	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	a discussion of material United States federal income tax considerations, if applicable; and

•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market price; or

•	negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the public offering price;

•	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;

•	any delayed delivery arrangements;

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•	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;

•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers;

•	estimated offering expenses; and

•	the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

Sales Through Underwriters, Dealers or Agents; Direct Sales

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.

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We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the Nasdaq Global Select Market. We can provide no assurance as to whether any of our securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Derivative Transactions and Hedging

We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase

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options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our General Counsel, Karla Villatoro de Friedman, and Covington & Burling LLP, Washington, D.C. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of TriState Capital Holdings, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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$37,500,000

5.75% Fixed-to-Floating Rate Subordinated Notes due 2030

PROSPECTUS SUPPLEMENT

Joint Book-running Managers

Stephens Inc.

PNC Capital Markets LLC

Raymond James

May 29, 2020